Exhibit 4.18

NORTH FORK BANCORPORATION, INC.

401(k) RETIREMENT SAVINGS PLAN

As Amended and Restated Generally Effective as of

January 1, 2002

ARTICLE I	DEFINITIONS	1

ARTICLE II	ELIGIBILITY AND PARTICIPATION	7

2.14	Employees of Amivest Corporation	10

2.15	Former Employees of Reliance Federal Savings Bank	10

2.16	Former Employees of Jamaica Savings Bank FSB	10

2.17	Former Employees of I&A Check Cashing Corporation	11

2.18	Former Employees of Commercial Bank of New York	11

2.19	Former Employees of RS Maritime Corp	11

2.20	Former Employees of Certain Acquired Money Center Companies	11

ARTICLE III	BEFORE-TAX CONTRIBUTIONS	12

3.1	Before-tax Contributions	12

3.2	Limitation on Before-tax Contributions	12

3.3	Change in Contribution Rate	13

3.4	Limitations on Before-tax Contributions	13

3.5	Qualified Nonelective Contributions	17

3.6	Distribution of Excess Deferrals	17

3.7	Distribution Requirements Applicable to Before-tax Contributions	18

3.8	Veterans	19

3.9	Satisfaction of Safe Harbor Requirements	19

3.10	Catch-up Contributions	20

ARTICLE IV	BANK MATCHING CONTRIBUTIONS	22

4.1	Bank Matching Contributions	22

4.2	Limitations on Bank Matching Contributions	22

4.3	Satisfaction of Safe Harbor Match Requirements	25

ARTICLE V	ADMINISTRATION OF FUNDS	26

5.1	Establishment of Accounts	26

5.2	Investment Direction by Participant	26

5.3	Reinvestment in Same Investment Fund	26

5.4	Investment of Future Contributions	26

5.5	Transfers Between Investment Funds	26

5.6	Valuation of Bank Common Stock	26

5.7	Allocation of Investment Fund Earnings	26

5.8	Administrative Expenses	27

5.9	Self-Directed Brokerage Account	27

ARTICLE VI	VESTING OF ACCOUNTS	28

i

6.1	Vesting in Certain Accounts	28

6.2	Vesting Schedule	28

6.3	Reemployment	29

6.4	Forfeitures	29

6.5	Former Employees of Bayside Federal Savings Bank	30

6.6	Former Employees of Eastern Federal Savings and Loan Association	30

6.7	Former Employees of The Bank of Great Neck	31

6.8	Former Employees of Extebank	31

6.9	Former Employees of First Nationwide Bank	31

6.10	Employees of North Side Savings Bank	31

6.11	Employees of Branford Savings Bank	31

6.12	Certain Employees of New York Bancorporation, Inc	31

6.13	Employees of Amivest Corporation	32

6.14	Former Employees of Reliance Federal Savings Bank	32

6.15	Former Employees of Jamaica Savings Bank FSB	32

6.16	Employees of I&A Check Cashing Corporation	32

6.17	Former Employees of Commercial Bank of New York	32

6.18	Former Employees of RS Maritime Corp	33

6.19	Former Employees of Certain Acquired Money Center Companies	33

ARTICLE VII	OPERATION OF THE TRUST FUND	34

7.1	Trust Fund; Trustee	34

7.2	Funds Maintained by Trustee	34

7.3	Cash	34

ARTICLE VIII	VOTING RIGHTS	35

8.1	Participant Voting and Tendering Rights	35

8.2	Distribution of Information and Voting	36

8.3	Distribution Information-Tendering	36

ARTICLE IX	WITHDRAWALS AND LOANS DURING EMPLOYMENT	37

9.1	Hardship Withdrawals	37

9.2	Loans to Participants	38

9.3	Withdrawal of Bank Stock Dividends	41

9.4	In-Service withdrawals at Age 59 1/2	42

ARTICLE X	ROLLOVERS TO THE PLAN	43

10.1	Rollovers	43

10.2	Direct Rollovers from North Fork Bancorporation Cash Balance Retirement Plan	43

10.3	Direct Rollovers from the Bayside Federal Savings Bank Employee Stock Ownership Plan	43

10.4	Direct Rollovers from the Reliance Federal Savings Bank Employee Stock Ownership Plan or the Jamaica Savings Bank FSB Employee Stock Ownership Plan	44

10.5	In-Service Withdrawals from Rollover Accounts	44

ARTICLE XI	DISTRIBUTION UPON TERMINATION OF EMPLOYMENT	45

11.1	Amount of Distribution	45

11.2	Methods of Distribution	45

11.3	Termination Other Than By Reason of Death	45

11.4	Termination by Reason of Death	46

11.5	Deferred Accounts	46

11.6	Alienation of Benefits	47

11.7	Commencement of Benefits	48

11.8	Distribution Restrictions	48

11.9	Direct Rollovers From The Plan	48

11.10	Distribution from Prior Plans	49

ARTICLE XII	ADMINISTRATION OF THE PLAN	50

12.1	Committee Appointment by Board	50

12.2	Term of Appointment	50

12.3	Written Notice of Appointment or Removal	50

12.4	Resignation by Committee Member	50

12.5	Committee President	50

12.6	Quorum	50

12.7	Tie Vote	51

12.8	Recordkeeping	51

12.9	Reimbursement for Expenses	51

12.10	Administrative Office	51

12.11	Action Without a Meeting	51

12.12	Responsibilities of the Committee	51

12.13	Direction to Trustee	53

12.14	Committee to Provide Forms	53

12.15	Appointment of Agents	53

12.16	Exclusive Benefit	53

12.17	Claims Procedures	54

12.18	Appointment of Agents	55

12.19	Personal Liability	55

ARTICLE XIII	ADOPTION, AMENDMENT, TERMINATION AND MERGER	56

13.1	Amendment of the Plan	56

13.2	Right to Amend	56

13.3	Suspension or Termination	56

13.4	Merger	57

13.5	Amendment to Vesting Schedule	58

ARTICLE XIV	LIMITATIONS ON BENEFITS AND CONTRIBUTIONS	59

14.1	Definitions	59

14.2	Limitation	62

14.3	Suspension	62

14.4	1.0 Limitation	63

14.5	Miscellaneous	63

ARTICLE XV	TOP HEAVY PLAN YEARS	64

15.1	Definitions	64

15.2	Top-Heavy Minimum Governs	65

15.3	Top-Heavy Determination	65

15.4	Minimum Benefit	67

15.5	Miscellaneous	68

15.6	Top-Heavy Minimum Provided Under Defined Benefit Plan	69

ARTICLE XVI	MISCELLANEOUS	70

16.1	Uniform Administration	70

16.2	Payment Due an Incompetent	70

16.3	Source of Payments	70

16.4	Plan Not a Contract of Employment	70

16.5	Applicable Law	70

16.6	Unclaimed Amounts	70

16.7	No Liabilities	71

16.8	Refund of Employer Contribution	71

16.9	Illegality or Invalidity	71

16.10	Gender	71

ARTICLE XVII	SPECIAL RULES FOR TRANSFERRED ACCOUNTS	72

17.1	Accounts Transferred from California Federal Employees’ Investment Plan	72

17.2	Merger of North Side Savings Bank 401(k) Savings Plan	72

17.3	Transfer of Assets and Liabilities of Bank of Great Neck 401(k) Savings and Profit Sharing Plan	73

17.4	Transfer of Assets and Liabilities of Extebank 401(k) Plan	74

17.5	Transfer of Assets and Liabilities from Bayside Federal Savings Bank Tax Deferral Plan	74

17.6	Transfer of Assets and Liabilities from Home Federal Savings Bank Tax Deferral Savings Plan	75

17.7	Transfer of Assets and Liabilities from the Branford Savings Bank 401(k) Savings and Retirement Plan	75

17.8	Transfer of Assets and Liabilities of Reliance Federal Savings Bank 401(k) Retirement Savings Plan	76

ARTICLE XVIII	SPECIAL EFFECTIVE DATES	77

18.1	General Effective Date	77

18.2	Special Effective Dates	77

ARTICLE XIX	ESOP PROVISIONS	78

19.1	ESOP Feature	78

19.2	Acquisition Loans	78

19.3	Release of Leveraged Shares	79

19.4	Put Option	81

19.5	Investment Diversification	83

19.6	Use of Dividends	83

19.7	Stock Valuations	83

19.8	Voting and Tendering of Unallocated Shares	84

19.9	Exclusive Benefit	84

19.10	Termination of ESOP Feature	85

19.11	Definitions	85

19.12	Annual Additions	86

19.13	Governing Provisions	86

v

FOREWORD

North Fork Bancorporation, Inc. has established the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan (“the Plan”), effective as of October 1, 1992, to enable eligible employees to defer a part of their current income to provide for their retirement, death or disability. The purpose of the Plan is to afford tax-favorable treatment to such deferrals and the Plan is to be construed in a manner consistent with the provisions of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code and Treasury Regulations thereunder. It is intended that the Plan and its associated trust constitute a tax-qualified “profit-sharing” plan within the meaning of the Internal Revenue Code of 1986, as at any time amended, and the regulations thereunder; provided that a portion of the Plan shall constitute an employee stock ownership plan as provided in Article XIX.

This amendment and restatement of the Plan is generally effective as of January 1, 2002, except where otherwise specified. This amendment and restatement reflects several significant changes effective as of January 1, 2002, which include its conversion to a “safe-harbor” design under Internal Revenue Code Section 401(k)(12) and the addition of an employee stock ownership plan feature. The Plan has also been amended to comply, on a good faith basis, with the Economic Growth and Tax Relief Reconciliation Act of 2001, also generally effective as of January 1, 2002. This amendment and restatement of the Plan also incorporates the amendments that were made after its last full restatement (May 1, 2001).

This restated Plan document is effective for Participants who have an Hour of Service with North Fork Bancorporation, Inc. on or after January 1, 2002. For Participants who terminated employment on or before December 31, 2001, their benefits and rights under the Plan shall be determined under the Plan (including all amendments) in effect on their date of termination except as otherwise specifically provided in the Plan or as required by law.

ARTICLE I

DEFINITIONS

As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article I, but, for convenience, are defined as they are introduced into the text.

1.1	“Account” means a Participant’s (a) Before-tax Contribution Account, (b) Company Matching Contribution Account, (c) Rollover Account, (d) Qualified Nonelective Contribution Account or (d) any or all of such Accounts.

1.2	“Appropriate Form” means the form prescribed by the Committee for a particular purpose, which form may be paper or electronic, as determined by the Committee.

1.3	“Bank” means North Fork Bancorporation, Inc.

1.4	“Bank Matching Contributions” means the Employer contributions made to the Trust Fund pursuant to Article IV.

1.5	“Bank Matching Contribution Account” means the separate Account maintained for a Participant to record the Participant’s share of the Trust Fund attributable to Company Matching Contributions made on the Participant’s behalf.

1.6	“Bank Stock” means the Class A common stock of North Fork Bancorporation, Inc.

1.7	“Before-tax Contributions” means contributions made by an Employer pursuant to an election by the Participant to reduce the cash Compensation otherwise currently payable by an equivalent amount, in accordance with the provisions of Section 3.1.

1.8	“Before-tax Contribution Account” means the separate Account maintained for a Participant to record the Participant’s share of the Trust Fund attributable to Before-tax Contributions made on the Participant’s behalf.

1.9	“Beneficiary” means the person or persons so designated in accordance with Section 2.5 to receive benefits payable under the Plan as a result of the Participant’s death.

1.10	“Board” or “Board of Directors” means the Board of Directors of the Bank.

1.11	“Break in Service” means a Plan Year during which an Employee does not complete more than 500 Hours of Service.

1.12	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.13	“Committee” means the committee constituted to administer the Plan in accordance with Section 12.1. The members of the Committee shall constitute “named fiduciaries” for the purposes of Section 402(a)(1) of ERISA, responsible for administration, operation and interpretation of the Plan.

1.14	“Compensation” means, with respect to any Participant, such Participant’s basic salary and wages, but excluding overtime and bonuses and increased by the amount of: (i) any Before-tax Contributions made to the Plan on the Participant’s behalf; (ii) any amount by which the Employee’s current pay is reduced pursuant to the Employee’s election of benefits or coverage under a “cafeteria” plan as described in Section 125 of the Code and (iii) the amount by which the Employee’s current pay is reduced pursuant to the Employee’s election under a qualified transportation fringe benefit arrangement under Section 132(f) of the Code. Notwithstanding the foregoing, Compensation in a Plan Year in excess of $170,000, as adjusted by the Commissioner for increases in the cost of living as provided in Section 401(a)(17)(B) of the Code and the regulations thereunder, shall be disregarded for all purposes under the Plan. If the period for determining compensation used in calculating a Participant’s allocation for a determination period is a Plan Year shorter than 12 months, the annual Compensations limit is an amount equal to the otherwise applicable Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

Compensation shall mean W-2 compensation for Financial Consultants and Senior Financial Consultants who are licensed with the National Association of Security Dealers and/or the New York State Insurance Department to sell or assist in the sales of Alternative Investment Products, as defined by the Inter-Agency Guidelines for non-deposit investment products.

1.15	“Controlled Group” means any corporation or unincorporated business controlled by, or under common control with, an Employer within the meaning of Sections 414(b), (c) and (o) of the Code and any organization which is a member of an affiliated service group within the meaning of Section 414(m) of the Code that includes an Employer provided, however that for purposes of the limitations upon benefits contained in Article XIV, “Controlled Group” status shall be determined in accordance with section of 415(h) or the Code. A corporation or unincorporated business shall not be deemed part of the Controlled Group for any purpose under the Plan with respect to any period before it became part of the Controlled Group.

1.16	“Deferred Retirement Date” means the first day of the month following the later of the Participant’s Normal Retirement Date and his or her actual retirement date.

1.17	“Disability” means the total and permanent disability that qualifies the Participant to receive disability benefits under the Federal Social Security Act.

1.18	“Disability Retirement Date” means the first of the month coincident with or next following the date the Participant is deemed to have a Disability.

1.19	“Early Retirement Date” means the first day in any month after the Participant has attained age 55.

1.20	“Effective Date” means October 1, 1992.

1.21	“Employee” means an individual described in Section 3121(d)(1) or (2) of the Code who is employed by an Employer or any member of the Controlled Group.

Notwithstanding the foregoing, for purposes of this Plan, the term “Employee” for purposes of eligibility to participate in the Plan includes only persons treated as such on the Employer’s payroll and personnel records at the time such determination is made. Persons treated by the Employer as independent contractors and persons serving the Employer through third-party payroll providers, consulting firms and temporary help agencies at the time of the determination of the person’s status are specifically excluded, regardless of whether they are leased employees within the meaning of Section 414(n)(2) of the Code. Eligibility status at the time of a determination of a person’s employment status shall not be changed as a result of a retroactive reclassification of the person’s employment status by the Internal Revenue Service, another governmental agency or a court of competent jurisdiction. Therefore, notwithstanding anything else herein to the contrary, any person not treated as an Employee on the payroll and personnel records of the Employer at the time the determination is made shall in no event be retroactively eligible for participation in the Plan during the period covered by such determination.

1.22	“Employer” means the Bank and any member of the Controlled Group which with the consent of the Board of Directors, has adopted the Plan as a Participant herein and any successors to such Employer.

1.23	“Employment Commencement Date” means:

(a)	the first day in respect of which an Employee receives compensation from an Employer or any member of the Controlled Group for the performance of services;

(b)	in the case of an Employee who has incurred a Termination of Employment the first day, after such Termination of Employment, he receives Compensation from any Employer or any member of the Controlled Group for the performance of services.

1.24	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25	“Highly Compensated Employee” means an individual determined in accordance with Section 414(q) of the Code, and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Section, and shall mean an Employee who performs service for the Employer during the determination year and who, during the look-back year, received compensation (as defined in Code Section 414(q)(7)) from an Employer in excess of $80,000 (as adjusted in accordance with Code Section 414(q)(1) and Code Section 415(d)). The term Highly Compensated Employee also includes Employees who are 5 percent owners within the meaning of Section 416(i)(1) of the Code at any time during the look-back year or determination year.

For this purpose, the determination year shall be the calendar year. The look-back year shall be the twelve-month period immediately preceding the determination year. For this purpose, Employers aggregated under Section 414(b), (c), (m) or (o) of the Code are treated as a single employer.

A former employee shall be treated as a Highly Compensated Employee if (i) such employee was a Highly Compensated Employee when such employee separated from service, or (ii) such employee was a Highly Compensated Employee at any time after attaining age 55.

1.26	“Hour of Service” means (i) each hour for which a person is paid or entitled to payment for the performance of duties with an Employer or any member of the Controlled Group or other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code, (ii) each hour for which a person is paid, or entitled to payment, on account of a period of time during which no duties are performed with an Employer or any member of the Controlled Group irrespective of whether the employment relationship has terminated due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence and (iii) each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer or any member of the Controlled Group.

A person who is compensated for a period during which no services are performed for the Employer shall be credited with such number of Hours of Service as are required to be so credited pursuant to the provisions of 29 CFR § 2530.200b-2(b). Hours of Service which are credited to a person pursuant to this Section shall be credited to the computation period described in 29 CFR § 2530.200b-2(c).

Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. Such hours shall not exceed 500. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following Plan Year.

Hours of Service shall be credited for a leave of absence that qualifies as FMLA leave under the Family and Medical Leave Act to the extent required under such Act.

1.27	“Leased Employee” means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer.

1.28	“Normal Retirement Age” means the 65th birthday of the Participant.

1.29	“Normal Retirement Date” means the first of the month coincident with or next following the date the Participant attains Normal Retirement Age.

1.30	“Participant” means an Employee who has become a participant of the Plan in accordance with Article II and whose participation has not terminated pursuant to such Article.

1.31	“Plan” means the North Fork Bancorporation 401(k) Retirement Savings Plan as set forth herein or as amended from time to time thereafter.

1.32	“Plan Year” means the calendar year provided, however, that the first Plan Year shall be a short Plan Year beginning on the Effective Date (October 1, 1992) and ending on December 31, 1992.

1.33	“Qualified Nonelective Contributions” means contributions made by the Bank, in its sole discretion, in order to correct excess Before-tax Contributions, pursuant to Section 3.4 herein.

1.34	“Restatement Date” means January 1, 2002, the general effective date of this amended and restated Plan. Certain provisions have special effective dates and such provisions are an amendment to the Plan as in effect on such special effective date. See Article XVIII for special effective date rules.

1.35	“Rollover Account” means the separate Account maintained for a Participant to record the Participant’s share of the Trust Fund attributable to contributions as described in Section 10.1 of the Plan.

1.36	“Termination of Employment” means the date on which an Employee ceases to be employed by an Employer or a member of the Controlled Group for any reason; provided, however, that no

Termination of Employment shall occur if an Employee is transferred from the employ of one Employer or member of the Controlled Group to another Employer or member of the Controlled Group.

1.37	“Transaction Date” means each business day of the Plan Year.

1.38	“Trustee” means the individual or individuals or entity or entities appointed from time to time by the Board to administer the Trust Fund in accordance with Section 7.1.

1.39	“Trust Agreement” means the agreement entered into between the Bank and the Trustee, as provided for in Section 7.1, as the same may be amended from time to time.

1.40	“Trust Fund” means the trust fund established in accordance with Section 7.1 from which benefits provided under this Plan will be paid.

1.41	“Valuation Date” means the close of each business day.

1.42	“Year of Service” means the period of 12 consecutive months measured from the Participant’s Employment Date and each Plan Year (commencing with the Plan Year following the Plan Year in which such Employment Date occurs) during which an Employee completes at least one thousand (1,000) Hours of Service.

1.43	“Year of Vesting Service” means a Plan Year after the Effective Date in which an Employee completes at least one thousand (1,000) Hours of Service. Employees who complete two hundred-fifty (250) Hours of Service in the Short Plan Year beginning on the Effective Date shall be credited with one Year of Vesting Service.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility

(a)	Each Employee who was a Participant on December 31, 2001 shall continue to participate on January 1, 2002.

(b)	Effective as of May 1, 2001, all Employees classified by the Employer as hourly employees shall become eligible to participate on the first day of the month coincident with or next following their completion of one Year of Service and attainment of age 21.

(c)	Effective as of May 1, 2001, all Employees classified by the Employer as salaried employees shall become eligible to participate in the Plan on the first day of the month coincident with or next following the day they complete three months of service and attain age 21.

Months of service, for this purpose, shall be measured based on the number of months of elapsed time of employment, beginning with the Employee’s employment commencement date, and without regard to the number of Hours of Service actually rendered.

2.2	Participation

An Employee who satisfies the eligibility requirements of Section 2.1 who wants to participate in the Plan shall complete the Appropriate Form and submit it to the Committee pursuant to Section 3.1. Deferrals of Compensation shall commence as soon as administratively feasible. An Employee shall become a Participant as soon as deferrals of such Employee’s Compensation shall commence under the Plan.

2.3	Cessation of Participation

A Participant shall cease to be a Participant as of the date of his Termination of Employment; provided, however, an individual who is no longer an Employee but for whom an Account is maintained under the Plan shall continue to be a Participant for all purposes of the Plan except Sections 3.1, 3.3, 4.1, 9.1, 9.2, 10.1 and as otherwise specifically set forth in the Plan.

2.4	Re-Employment of Former Participants

A former Participant who is re-employed by an Employer shall again become eligible to participate as of his most recent Employment Commencement Date and shall complete the Appropriate Form and submit it to the Committee pursuant to Section 3.1.

2.5	Beneficiary Designation

Each Participant shall designate a Beneficiary on the Appropriate Form provided by the Committee. The designated Beneficiary may be one or more individuals or an estate or trust; provided, however, that if the Participant is married at the time of death, the surviving spouse shall automatically be the sole Beneficiary unless the spouse had consented, in writing, to a designation of a different Beneficiary. Such consent must be witnessed by a notary public and must acknowledge the effect of the designation. Any such consent shall be irrevocable with respect to the Beneficiary so designated. If more than one individual or trust is named, the Participant shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Participant at any time (subject to the spouse’s consent, if applicable) by signing and filing the Appropriate Form with the Committee.

In the event that no Beneficiary had been designated or that no designated Beneficiary survives the Participant, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (1) spouse, (2) children, including adopted children, in equal shares, per stirpes, (3) parents, in equal shares, (4) the person(s) designated as beneficiary under any group life insurance maintained by the Employer, and (5) the Participant’s estate.

2.6	Former Employees of Bayside Federal Savings Bank

Former employees of Bayside Federal Savings Bank whose employment with North Fork Bank began between July 1, 1994 and December 1, 1994 shall be eligible to participate in the Plan on December 1, 1994 and shall receive service credit from their date of employment with Bayside Federal Savings Bank for purposes of eligibility in the Plan.

2.7	Former Employees of Eastern Federal Savings and Loan Association

Former employees of Eastern Federal Savings and Loan Association employed by Bayside Federal Savings Bank on January 1, 1992 and subsequently employed by North Fork Bank between July 1, 1994 and December 1, 1994 shall be eligible to participate in the Plan on December 1, 1994 and shall receive service credit from their date of employment with Eastern Federal Savings and Loan Association for purposes of eligibility in the Plan.

2.8	Former Employees of The Bank of Great Neck

Former employees of The Bank of Great Neck employed by The Bank of Great Neck on June 30, 1995 and subsequently employed by North Fork Bank on July 1, 1995 shall be eligible to participate in the Plan on July 1, 1995 and shall receive service credit from their date of employment with The Bank of Great Neck for purposes of eligibility in the Plan.

2.9	Former Employees of Extebank

Former employees of Extebank whose employment with North Fork Bank began between November 1, 1995 and March 15, 1996 shall be eligible to participate in the Plan April 1, 1996 and shall receive service credit from their date of employment with Extebank for purposes of eligibility in the Plan.

2.10	Former Employees of First Nationwide Bank

Former employees of the ten Long Island branches of First Nationwide Bank whose employment with North Fork Bank began on March 22, 1996 shall be eligible to participate in the Plan on April 1, 1996 and shall receive service credit from their date of employment with First Nationwide Bank for purposes of eligibility in the Plan.

2.11	Former Employees of North Side Savings Bank

Former employees of North Side Savings Bank who are eligible to participate in the North Side Savings Bank 401(k) Savings Plan on December 31, 1996, and are subsequently employed by North Fork Bank on January 1, 1997, shall be eligible to participate in the Plan on January 1, 1997 and shall receive service credit from their date of employment with North Side Savings Bank for purposes of eligibility in the Plan.

2.12	Employees of Branford Savings Bank

Employees of Branford Savings Bank who are eligible to participate in the Branford Savings Bank 401(k) Savings and Retirement Plan on December 31, 1997, and are employed by a subsidiary of North Fork Bancorporation, Inc. on January 1, 1998, shall be eligible to participate in the Plan on January 1, 1998. All other employees of Branford Savings Bank shall be eligible to participate pursuant to Section 2.1(b) herein. Service from their date of employment with Branford Savings Bank will be credited for purposes of eligibility in the Plan.

2.13	Certain Employees of New York Bancorporation, Inc.

Employees of New York Bancorporation, Inc., employed by North Fork Bank during the period of January 1, 1998 through March 28, 1998 who were eligible to participate in the Home Federal Savings Bank Tax Deferral Savings Plan shall be eligible to participate in the Plan at the beginning of the next payroll period following the date of employment with the Bank. Employees of New York Bancorporation employed by North Fork Bank on May 1, 1998 who were eligible to participate in the Home Federal Savings Bank Tax Deferral Savings Plan on April 30, 1998 shall become Participants in the Plan on May 1, 1998. All other employees of New York Bancorporation, Inc. employed by North Fork Bank shall be eligible to participate in the Plan once they have completed the eligibility requirements pursuant to Section 2.1 herein. Service from date of employment with New York Bancorporation, Inc. or Hamilton Bancorp, Inc. will be credited to employees for the purposes of satisfying such eligibility requirements of Section 2.1.

2.14	Employees of Amivest Corporation

Employees of Amivest Corporation employed by a subsidiary of North Fork Bancorporation, Inc. on December 31, 1998 who were eligible to participate in the Amivest Corporation 401(k) Plan on December 31, 1998 shall become Participants in the Plan on January 1, 1999. All other employees of Amivest Corporation employed by a subsidiary of North Fork Bancorporation, Inc. shall be eligible to participate in the Plan once they have completed the eligibility requirements pursuant to Section 2.1 herein. Service from the date of employment with Amivest Corporation will be credited to employees for the purposes of satisfying such eligibility requirements of Section 2.1

2.15	Former Employees of Reliance Federal Savings Bank

Former employees of Reliance Federal Savings Bank or any of its affiliates who were eligible to participate in the Reliance Federal Savings Bank 401(k) Retirement Savings Plan on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Reliance Federal Savings Bank who became employees of the Employer on such date or any subsequent date through and including February 18, 2000, on account of the merger of North Fork Bancorporation, Inc. and Reliance Federal Savings Bank, shall be eligible to participate in the Plan as soon as administratively practicable following their employment by the Employer. All other such former employees shall be eligible to participate pursuant to Section 2.1(b) herein. Service from the date of such employees’ initial employment with Reliance Federal Savings Bank or any of its affiliates will be credited to such employees for purposes of satisfying the eligibility requirements of this Article II.

2.16	Former Employees of Jamaica Savings Bank FSB

Former employees of Jamaica Savings Bank FSB or any of its affiliates who were eligible to participate in the Incentive Savings Plan of Jamaica Savings Bank FSB on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB who became employees of the Employer on such date or any subsequent date through and including February 29, 2000, on account of the merger of North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB, shall be eligible to participate in the Plan as soon as administratively practicable following their employment by the Employer. All other such former employees shall be eligible to participate pursuant to Section 2.1(b) herein. Service from the date of such employees’ initial employment with Jamaica Savings Bank FSB or any of its affiliates will be credited to such employees for purposes of satisfying the eligibility requirements of this Article II.

2.17	Former Employees of I&A Check Cashing Corporation

Former employees of I&A Check Cashing Corporation who became employees of CBMC, Inc. a subsidiary of North Fork Bank, on March 16, 2001, shall be eligible to participate in the Plan pursuant to Section 2.1 herein. Service from the date of such employees’ initial employment with I&A Check Cashing Corporation will be credited to such employees for purposes of satisfying the eligibility requirements of Article II.

2.18	Former Employees of Commercial Bank of New York

Former employees of Commercial Bank of New York or any of its affiliates who were eligible to participate in the 401(k) Plan of Commercial Bank of New York on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Commercial Bank of New York, who became employees of the Employer on such date or on any subsequent date through and including November 9, 2001, on account of the merger of North Fork Bancorporation, Inc. and Commercial Bank of New York, shall be eligible to participate in the Plan as soon as administratively practicable following their employment by the Employer. All other such former employees shall be eligible to participate pursuant to Section 2.1 herein. Service from the date of such employees’ initial employment with Commercial Bank of New York or any of its affiliates will be credited to such employees for purposes of satisfying the eligibility requirements of this Article II.

2.19	Former Employees of RS Maritime Corp.

Former employees of RS Maritime Corp. who became employees of NFB Maritime Inc., a subsidiary of North Fork Bank on October 30, 2002, shall be eligible to participate in the Plan pursuant to Section 2.1 herein, effective as of November 1, 2002. Service from the date of such employees’ initial employment with RS Maritime Corp. will be credited to such employees for purposes of satisfying the eligibility requirements of Article II.

2.20	Former Employees of Certain Acquired Money Center Companies

Former employees of the following money center companies: SMA Check Cashing, LIC Check Cashing, AMR Check Cashing, Sam Money Shops and Joco Check Cashing (“former employers”), who became employees of the Employer as a result of the acquisition of their respective former employer by the Employer, shall be eligible to participate in the Plan pursuant to Section 2.1 herein, effective as of the first day of the calendar month following the closing date of the Employer’s acquisition of their respective former employer. Service from the date of such employees’ initial employment with their former employer will be credited to such employees for purposes of satisfying the eligibility requirements of Article II.

ARTICLE III

BEFORE-TAX CONTRIBUTIONS

3.1	Before-tax Contributions

(a)	Except as hereinafter provided, each Employee who is eligible to participate in the Plan may elect to reduce his Compensation for each payroll period by an amount, in any whole percentages of 1% to 12% of his Compensation for such period and direct his Employer to contribute such amount to the Plan in cash as a Before-tax Contribution. Effective as of January 1, 2002, the percentage range referenced in the preceding sentence shall be increased to any whole percentage of 1% to 20% of Compensation. Notwithstanding the foregoing, no Before-tax Contributions will be made on behalf of a Participant for any payroll period or part thereof after the Participant’s Compensation has reached the dollar limit specified in Section 1.14. A Participant’s Before-tax Contribution shall be credited to his Before-tax Contribution Account.

(b)	An election by an Employee pursuant to this Section 3.1 shall be made in writing on an Appropriate Form, no later than thirty (30) days (or such lesser number of days as is acceptable to the Committee) prior to the date he or she becomes eligible to participate in the Plan. The Participant shall specify on the Appropriate Form, the percentage of his Compensation to be deducted each payroll period and contributed to the Plan as a Before-tax Contribution.

(c)	Before-tax Contributions shall be forwarded to the Trustee by the Employer as soon as administratively practicable after such amounts have been withheld from the Participant’s Compensation but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash (except as otherwise permitted by U.S. Department of Labor regulations).

(d)	In addition to the Before-tax Contributions provided under this Section 3.1, an eligible Employee shall be eligible to make Catch-up Contributions as provided in Section 3.10.

3.2	Limitation on Before-tax Contributions

Notwithstanding any provision in the Plan to the contrary, in no event shall the aggregate of Before-tax Contributions (and such other “elective deferrals”, as defined in Section 402(g)(3) of the Code and Treasury Regulation Section 1.402(g)-1(b)) made on a Participant’s behalf with respect to any year of the Participant exceed $10,500 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and Treasury Regulation Section 1.402(g)-1(d) (hereinafter referred to as the “applicable dollar limit”)). Any amount in excess of the “applicable dollar limit” shall be distributed in accordance with Section 3.6 of this Plan.

3.3	Change in Contribution Rate

(a)	A Participant may elect to increase (but not if completely suspended) or decrease (but not completely suspend) the amount contributed to the Plan, within the limits specified in Sections 3.1, as of the first payroll period in any calendar month, or any such date authorized by the Committee for the benefit of Plan Participant, by giving written notice on the Appropriate Form to the Committee at least thirty (30) days before such Transaction Date (or such lesser period as the Committee may prescribe).

(b)	A Participant may elect to completely suspend the amount contributed to the Plan, as of any date by giving written notice on the Appropriate Form to the Committee at least thirty (30) days before such date (or such lesser period as the Committee may prescribe).

(c)	A Participant (other than a Participant on an Authorized Leave as defined below) who elected to completely suspend his Before-tax Contributions may not elect to resume such contributions for one year after the Participant elected to suspend such contributions. Such a Participant may elect to resume contributions to the Plan by giving written notice on the Appropriate Form to the Committee at least thirty (30) days before such date (or such lesser period as the Committee may prescribe).

(d)	A Participant on an Authorized Leave (as defined below) or who returns from an Authorized Leave may resume his Before-tax Contributions.

(e)	For purposes of this Section 3.3, an Authorized Leave means any leave of absence authorized by the Committee, including, but not limited to, a leave of absence because of disability, layoff, or maternity, which results in a reduction in (but not an elimination of) the Participant’s Compensation.

(f)	Contribution rate changes also may be made at such times as are necessary to comply with the provisions of Section 3.2, Section 3.4 or Section 4.2.

3.4	Limitations on Before-tax Contributions

For each Plan Year in which the “safe harbor” requirements set forth in Section 3.9 are not met and notwithstanding the foregoing provisions of this Article III, the Committee shall limit the amount of Before-tax Contributions made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

(a)	the “Actual Deferral Percentage” (as hereinafter defined) for the group of Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Deferral Percentage of all other Employees who are eligible to participate in the Plan multiplied by 1.25; or

(b)	the excess of the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan over that of all other Employees who are eligible to participate in the Plan is not more than two percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Deferral Percentage of all other Employees eligible to participate in the Plan multiplied by 2.0.

For purposes of this Section 3.4, the term “Actual Deferral Percentage” shall mean, for a specified group of Employees (or any Employee) eligible to participate in the Plan for a Plan Year (as determined pursuant to Treasury Regulation Section 1.401(k)-1(g)(4)), the average of the ratios (or the ratio) calculated to the nearest one-hundredth of a percentage point (calculated separately for each person in such group and to the nearest one-hundredth of a percentage point) of

(c)	the aggregate of the Before-tax Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year, to

(d)	such employee’s “Section 414(s) compensation” (as determined under Section 414(s) of the Code and the regulations thereunder) for such Plan Year. For this purpose, Section 414(s) compensation shall mean compensation as described under Section 415(c)(3) of the Code and the regulations thereunder. Before and after January 1, 1998, Compensation shall include all amounts currently not included in the Employee’s gross income by reason of Sections 125 and 402(a)(8) of the Code and, effective as of January 1, 1998, shall also include all amounts not included currently in the Employee’s gross income at his election pursuant to a qualified transportation fringe benefit arrangement under Section 132(f) of the Code. Compensation shall be limited to that portion of the Plan Year in which the Employee was an eligible Employee (as determined pursuant to Treasury Regulation Section 1.401(k)-1(g)(4)).

The Actual Deferral Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-tax Contributions made on his behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or any member of the Controlled Group shall be determined as if such Before-tax Contributions were made under a single arrangement.

If the Plan is permissibly aggregated or is required to be aggregated with other plans, as provided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Section 410(b) of the Code (other than for purposes of the average benefit percentage test), then the provisions of this Section 3.4 shall be applied by determining the Actual Deferral Percentage of eligible Employees as if all such plans were a single plan. A plan may not be aggregated with another plan having a different plan year.

If the Plan covers both Employees who are included in a unit of employees covered by a collective bargaining agreement and Employees who are not so covered it must be treated as two separate plans (one for each group of eligible Employees) for purposes of Section 401(k) of the Code.

Solely for the purpose of this Section 3.4, the term “Before-tax Contributions” shall, to the extent elected by the Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation Section 1.401(k)-1(b)(5), may be aggregated with such Before-tax Contributions for purposes of demonstrating compliance with the requirements of Section 401(k)(3) of the Code.

In the event it is determined prior to any payroll period that the amount of Before-tax Contributions elected to be made thereafter would cause the limitation prescribed in this Section 3.4 to be exceeded, the amount of Before-tax Contributions allowed to be made on behalf of Highly Compensated Employees (and/or such other Participants as the Committee may prescribe) may be reduced, notwithstanding the limitations on contribution rate changes in Section 3.3. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Before-tax Contributions on behalf of Highly Compensated Employees exceed the applicable limit set forth in this Section 3.4, the Committee shall reduce the amount of the excess Before-tax Contributions made on behalf of the Highly Compensated Employees by reducing such excess Before-tax Contributions (along with earnings) attributable to such excess Before-tax Contributions, as determined pursuant to Treasury Regulation Section 1.401(k)-1(f)(4)(ii)). The Committee shall instruct the Trustee to distribute such excess Before-tax Contributions (along with earnings (including gap period earnings) attributable to such Before-tax Contributions as determined pursuant to Treasury Regulation Section 1.401(k)-1(f)(4)(ii)) to the affected Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of such reduction for a Highly Compensated Employee for a Plan Year is the amount (if any) determined in the following manner:

(i)	The Committee shall determine the amount of the excess Before-tax Contributions attributable to each Highly Compensated Employee as the amount (if any) by which the Employee’s Before-tax Contributions must be reduced for the Employee’s Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced by the amount required to cause the Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test, only this lesser reduction may be made. This process must be repeated under the Plan would satisfy the Actual Deferral Percentage test.

(ii)	The Committee shall calculate the dollar amount of the excess Before-tax Contributions attributable to all Highly Compensated Employees, in the aggregate.

(iii)	The Committee shall distribute the aggregate excess Before-tax Contributions, adjusted for any income or loss up to the date of distribution in the manner described above, to the Highly Compensated Employees, so that the Before-tax Contributions of the Highly Compensated Employees with the highest dollar amount of Before-tax Contributions are reduced by the amount required to cause the Participant’s Before-tax Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of Before-tax Contributions. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test for the Plan Year, only this lesser reduction need be made. This process must be repeated until the excess Before-tax Contributions for the Plan Year are fully distributed. When the excess Before-tax Contributions for the Plan Year are fully distributed, the Actual Deferral Percentage test is deemed to be satisfied for the Plan Year.

To the extent that excess Before-tax Contributions are refunded, Matching Bank Contributions attributable to such excess contributions must be forfeited as of the date of determination that such excess exists.

Notwithstanding distributions pursuant to the foregoing provisions, excess Before-tax Contributions shall be treated as Annual Additions for purposes of Article XV.

If any Before-tax Contribution made on behalf of a Participant in excess of the maximum permitted is paid to the Trustee before discovering the fact that the amount exceeds the limitations of this Section 3.4, such amount shall be deemed to have been contributed to the Plan by way of a mistake of fact.

An elective contribution will be taken into account under the Actual Deferral Percentage test of Code Section 401(k)(3)(A) for a Plan Year only if it relates to Compensation that either would have been received by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year.

An elective contribution will be taken into account under the Actual Deferral Percentage test for a Plan Year only if it is allocated to the Employee as of a date within the Plan Year. For this purpose, an elective contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates.

3.5	Qualified Nonelective Contributions

Notwithstanding anything to the contrary herein, for any Plan Year in which Before-tax Contributions on behalf of Highly Compensated Employees exceed the applicable limit set forth in Section 3.4, the Bank, in its sole discretion, may make Qualified Nonelective Contributions to the accounts of active non-Highly Compensated Employees. Any such contributions shall be allocated, as of the last day of the Plan Year to the Qualified Nonelective Contribution Accounts of such Participants as are entitled thereto, in the same ratio as each such Participant’s Compensation bears to the aggregate Compensation of all active non-Highly Compensated Employees. Qualified Nonelective Contributions shall be nonforfeitable and subject to the same distribution restrictions that apply to elective contributions.

3.6	Distribution of Excess Deferrals

(a)	Notwithstanding any other provision of the Plan, Excess Before-tax Amounts (as hereinafter defined) plus any income and minus any loss allocable thereto for both the calendar year and the period between the end of the calendar year and the date the distribution is made, as determined pursuant to Treasury Regulation Section 1.402(g)-1(e)(5)(iii), shall be distributed no later than each April 15, to Participants who claim such allocable Excess Before-tax Amounts for the preceding calendar year.

(b)	For purposes of this Section 3.5, “Excess Before-tax Amount” shall mean the amount of a Participant’s Before-tax Contributions (and other “elective deferrals” within the meaning of Section 402(g)(3)(A) of the Code) for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in subsection 3.5(c) of this Plan.

(c)	The Participant’s claim shall be in writing; shall be submitted to the Committee no later than March 1 of the calendar year following the calendar year that the Excess Before-tax Amount occurred; shall specify the Participant’s Excess Before-tax Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Before-tax Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 403(b), or 501(c)(18) of the Code, exceeds the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral of the Excess Before-tax Amount occurred. If a Participant has Excess Before-tax Amounts, taking into account only elective deferrals under the Plan and other plans of the Employer, the Participant is deemed to have notified the Plan of such Excess Before-tax Amounts in accordance with the terms of this subsection (c), and such Excess Before-tax Amounts shall be distributed in accordance with the terms of this subsection (c).

Excess Before-tax Amounts are not to be disregarded for the purposes of applying the requirements of Code Section 401(a)(4) and 401(k)(3) to the Plan merely because they are Excess Before-tax Amounts or are distributed. Notwithstanding the foregoing, Excess Before-tax Amounts by Non-Highly Compensated Employees are not to be taken into account under Code Section 401(k)(3) to the extent such deferrals are prohibited under Section 401(a)(30) of the Code.

Excess Before-tax Amounts are treated as Employer contributions for purposes of Section 415 of the Code unless distributed pursuant to this Section 3.5 of the Plan.

3.7	Distribution Requirements Applicable to Before-tax Contributions

Before-tax Contributions and Qualified Nonelective Contributions and the income allocable thereto shall in no event be distributed to a Participant or Beneficiary, as the case may be, earlier than such Participant’s retirement, death, Disability, termination of employment, or upon the occurrence of one of the following events:

(a)	Termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code).

(b)	The disposition by an Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of an Employer, but only with respect to Employees who continue employment with the corporation acquiring such assets, provided that the Employer continues to maintain the Plan after the disposition.

(c)	The disposition by an Employer to an unrelated entity of such Employer’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), but only with respect to Employees who continue employment with such subsidiary, provided that the Employer continues to maintain the Plan after the disposition.

(d)	A hardship distribution, as described in Section 9.1 of the Plan.

With respect to a distribution to a Participant on account of an event described in subparagraphs (a), (b), or (c) above, such distribution shall be paid in the form of a lump sum (as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof).

3.8	Veterans

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.9	Satisfaction of Safe Harbor Requirements

Effective for Plan Years beginning on and after January 1, 2002 and notwithstanding the terms of Section 3.4, the test provided in Code Section 401(k)(3) shall be met and the limitations in Section 3.4 shall not apply if the Plan meets the Notice Requirement, Contribution Requirement, Vesting Requirement and Withdrawal Restriction of subsections (a), (b), (c) and (d), respectively.

(a)	The Notice Requirement is met if each Employee eligible to participate in the Plan is, within a reasonable period before any Plan Year, given written notice of the Employee’s rights and obligations under the Plan as prescribed by Code Section 401(k)(12) and the regulations thereunder. The notice must be sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations, and be written in a manner calculated to be understood by the average Employee eligible to participate in the Plan. A notice provided to Participants within thirty (30) days (but not more than ninety (90) days before the beginning of each Plan Year will be deemed to be provided within a reasonable period.

(b)	The Contribution Requirement is met if (A) the Matching Contribution Requirement is met, or (B) the Employer is required to make a nonelective contribution of at least three percent (3%) of the Employee’s Compensation to a defined contribution plan on behalf of each Non-Highly Compensated Employee who is eligible to participate in the Plan without regard to whether such Employee makes Before-tax Contributions. The Matching Contribution Requirement is met if the Employer makes a Bank Matching Contribution on behalf of each Non-Highly Compensated Employee in an amount equal to one hundred percent (100%) of the Before-Tax Contribution of the Employee to the extent such Before-tax Contributions do not exceed three percent (3%) of the Employee’s Compensation, and 50% of the Before-tax Contributions to the extent such Before Tax Contributions exceed three percent (3%) of Compensation, but do not exceed five percent (5%) of Compensation. The rate of Bank Matching Contributions for Highly Compensated Employees cannot be greater than the rate of Bank Matching Contributions for Non-Highly Compensated Employees at any rate of Before-tax Contributions. If the rate of Bank Matching Contributions is not equal to the percentage required under the Matching Contribution Requirement, the Plan will nevertheless meet the Matching Contribution Requirement if the rate of Bank Matching Contributions does not increase as an Employee’s rate of Before-tax Contributions increases, and the aggregate amount of Bank Matching Contributions at such rate is equal to or greater than the aggregate amount of Bank Matching Contributions which would be made if Bank Matching Contributions were made on the basis of the percentages specified above.

(c)	The Vesting Requirements is met if a Participant shall have an immediate and nonforfeitable vested right in amounts contributed to his Bank Matching Contribution Account attributable to Plan Years beginning on and after January 1, 2002.

(d)	The Withdrawal Restriction is met if a Participant shall not be able to make hardship withdrawals under Section 9.1 from the portion of his Bank Matching Contribution Account attributable to amounts contributed under subsection (b), and earnings thereon.

3.10	Catch-up Contributions

Effective as of April 1, 2002, an eligible Employee shall be entitled to make additional contributions to his Before-tax Contribution Account in accordance with the following requirements which are intended to comply with the provisions of Code Section 414(v).

(a)	An Employee shall be eligible under this Section 3.10 if he will attain age fifty (50) by the end of the Plan Year;

(b)	Catch-up Contributions shall be contributions made at the election of the Participant provided that the Participant’s Before-tax Contributions for the Plan Year have been or will otherwise be limited due to the limitations under Section 3.1 or under Code Sections 415, 401(a)(30), 404(a) or 401(k)(3). To the extent that the Participant’s Before-tax Contributions for the Plan Year are not restricted due to the limitations in the preceding sentence, any Catch-up Contributions made for the Plan Year shall be treated as regular Before-tax Contributions.

(c)	The Participant’s election to make Catch-up Contributions shall be made in accordance with the election procedures established by the Committee.

(d)	The maximum Catch-up Contribution for a Plan Year shall be limited as follows provided that effective for the Plan Years commencing on or after January 1, 2007, the limit shall be adjusted in accordance with Code Section 414(v)(3)(c).

Plan Year	Maximum Amount
2002	$1,000
2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000

(e)	No Bank Matching Contribution shall be made with regard to a Participant’s Catch-up Contributions.

The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE IV

BANK MATCHING CONTRIBUTIONS

4.1	Bank Matching Contributions

Effective for Plan Years beginning on and after January 1, 2002, the Employer shall make a Bank Matching Contribution equal to one hundred percent (100%) of the Employee’s Before-tax Contribution on amounts that do not exceed three percent (3%) of the Employee’s Compensation, and fifty percent (50%) of the Employee’s Before-tax Contribution on amounts between four percent (4%) and six percent (6%) of Compensation.

The Employer may designate the Bank Matching Contributions described above as “qualified matching contributions” (to the extent permitted under Treasury Regulation Section 1.401(k)-1(g)(13)) on behalf of Participants.

Any other provision of the Plan notwithstanding, in no event shall the Bank Matching Contribution for any Plan Year exceed the amount deductible for such Plan Year for income tax purposes as a contribution to the Trust Fund under Section 404 of the Code.

Bank Matching Contributions, for any Plan Year, shall be made at the end of each calendar quarter.

The Employer shall make a one-time Bank Matching Contribution with respect to Before-tax Contributions made in the first two payrolls during the month of October 1998 by Participants employed at the branches of Branford Savings Bank acquired by Citizens Savings Bank on October 16, 1998.

4.2	Limitations on Bank Matching Contributions

For each Plan Year in which the “safe harbor” requirements set forth in Section 4.3 are not met and notwithstanding the foregoing provisions of this Article IV, the Committee shall limit the amount of Bank Matching Contributions made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

(a)	the “Actual Matching Contribution Percentage” (as hereinafter defined) for the group of Highly Compensated Employees who are eligible to participate in the Plan is not more than the Actual Matching Contribution Percentage of all other Employees who are eligible to participate in the Plan multiplied by 1.25; or

(b)	the excess of the Actual Matching Contribution Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan over that of all other Employees who are eligible to participate in the Plan is not more than two percentage points, and the Actual Matching Contribution Percentage for the group of Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Matching Contribution Percentage of all other Employees eligible to participate in the Plan multiplied by 2.0.

For purposes of this Section 4.2, the term “Actual Matching Contribution Percentage” shall mean, for a specified group of Employees (or any Employee) eligible to participate (as determined pursuant to Treasury Regulation Section 1.401(m)-1(f)(4)) in the Plan for each Plan Year, the average of the ratios (or the ratio) calculated to the nearest one-hundredth of a percentage point (calculated separately for each person in such group and to the nearest one-hundredth of a percentage point) of

(A)	the aggregate of the Bank Matching Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(m)-1(b)(4), are taken into account with respect to such Plan Year, to

(B)	such Employee’s Section 414(s) compensation (as determined under Section 3.4 of the Plan) for such Plan Year.

The Actual Matching Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make contributions, or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his behalf under two or more plans described in Section 401(a) of the Code that are maintained by an Employer or any member of the Controlled Group, shall be determined as if the total of such matching contributions were made under a single plan.

If the Plan is permissibly aggregated or is required to be aggregated with other plans, as provided under Treasury Regulation Section 1.401(m)-1(b)(3) for purposes of Section 410(b) of the Code (other than the average benefit percentage test), then the provisions of this Section 4.2 shall be applied by determining the Actual Matching Contribution Percentage of eligible Employees as if all such plans were a single plan. A plan may not be aggregated with another plan having a different plan year.

If the Plan covers both Employees who are included in a unit of Employees covered by a collective bargaining agreement and Employees who are not so covered it must be treated as two separate plans (one for each group of eligible Employees) for purposes of Section 401(m) of the Code.

Solely for the purpose of this Section 4.2, the term “Bank Matching Contributions” shall, to the extent elected by the Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation Section 1.401(m)-1(b)(5), may be aggregated with such Bank Matching Contributions for purposes of demonstrating compliance with the requirements of Section 401(m)(2) of the Code. Notwithstanding the preceding sentence, to the extent that Bank Matching Contributions are treated as Before-tax Contributions pursuant to Section 3.4, such Bank Matching Contributions shall be disregarded for purposes of this Section 4.2.

In the event it is determined prior to any payroll period that the amount of Bank Matching Contributions to be made thereafter would cause the limitation prescribed in this Section 4.2 to be exceeded, the amount of such contributions (and any Before-tax Contributions, if necessary) allowed to be made by or on behalf of Highly Compensated Employees (and/or such other Participants as the Committee may prescribe) shall be reduced. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Bank Matching Contributions made on behalf of Highly Compensated Employees exceed the applicable limit set forth in this Section 4.2, the Committee shall reduce the amount of the excess Bank Matching Contributions on behalf of the Highly Compensated Employees by reducing such contributions as hereinafter provided. The Committee shall instruct the Trustees to distribute such excess Bank Matching Contributions (along with earnings) attributable to such excess contributions, as determined pursuant to Treasury Regulation Section 1.401(m)-1(e)(3)(ii)), to the affected Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of such reduction for a Highly Compensated Employee for a Plan Year is the amount (if any) determined in the following manner:

(ii)	The Committee shall determine the amount of the excess Bank Matching Contributions attributable to each Highly Compensated Employee as the amount (if any) by which the Employee’s Bank Matching Contributions must be reduced for the Employee’s Actual Contribution Percentage to equal the highest permitted Actual Contribution Percentage under the Plan. To calculate the highest permitted Actual Contribution Percentage under the Plan, the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced by the amount required to cause the Employee’s Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage test, only this lesser reduction may be made. This process must be repeated under the Plan would satisfy the Actual Contribution Percentage test.

(iii)	The Committee shall calculate the dollar amount of the excess Bank Matching Contributions attributable to all Highly Compensated Employees, in the aggregate.

(iv)	The Committee shall distribute the aggregate excess Bank Matching Contributions, adjusted for any income or loss up to the date of distribution in the manner described above, to the Highly Compensated Employees, so that the Bank Matching Contributions of the Highly Compensated Employees with the highest dollar amount of Bank Matching Contributions are reduced by the amount required to cause the Participant’s Bank Matching Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of Bank Matching Contributions. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage test for the Plan Year, only this lesser reduction need be made. This process must be repeated until the excess Bank Matching Contributions for the Plan Year are fully distributed. When the excess Bank Matching Contributions are fully distributed, the Actual Contribution Percentage test is deemed to be satisfied for the Plan Year.

Notwithstanding distributions pursuant to the foregoing provisions, excess Bank Matching Contributions shall be treated as Annual Additions for purposes of Article XIV. If any Bank Matching Contribution on behalf of a Participant in excess of the maximum permitted is paid to the Trustee before discovering the fact that the amount exceeds the limitation provided for under this Section 4.2, such amount shall be deemed to have been contributed to the Plan by way of a mistake of fact.

4.3	Satisfaction of Safe Harbor Match Requirements

Effective for Plan Years beginning on and after January 1, 2002 and notwithstanding the terms of Section 4.2, the nondiscrimination test provided in Section 401(m)(2) of the Code will be met if the Plan meets the Notice Requirement, the Contribution Requirement, Vesting Requirement and Withdrawal Restriction described in Section 3.9, and the Special Limitation on Matching Contributions. The Special Limitation on Matching Contributions is met if (i) Bank Matching Contributions on behalf of any Employee may not be made with respect to an Employee’s Before-tax Contributions in excess of six percent (6%) of the Employee’s Compensation, (ii) the rate of Bank Matching Contributions does not increase as the rate of an Employee’s Before-tax Contributions increases, and (iii) the Bank Matching Contributions with respect to any Highly Compensated Employee at any rate of Employee Before-tax Contributions is not greater that that with respect to a Non-Highly Compensated Employee.

ARTICLE V

ADMINISTRATION OF FUNDS

5.1	Establishment of Accounts

The Committee shall cause to be established and maintained on behalf of each Participant a Before-tax Contribution Account, a Bank Matching Contribution Account, a Qualified Nonelective Contribution Account, and a Rollover Account, if applicable.

5.2	Investment Direction by Participant

The Participant may elect to have his deferrals and contributions, whether to the Before-tax Contribution Account, Bank Matching Contribution Account, Qualified Nonelective Contribution Account, or Rollover Account, invested in multiples of 5% in each or a combination of such investment funds as shall be selected by the Committee from time to time. The Employee shall determine which of the investment funds he wishes to invest in and the Trustee shall invest all funds received from the Employer, and any earnings therein, in the investment funds as directed from time to time in writing by the Employer.

5.3	Reinvestment in Same Investment Fund

Any dividends, interests, property or increments of any sort deriving from any of the above funds shall be held and reinvested in the same fund.

5.4	Investment of Future Contributions

A Participant may change his investment in any of the funds as to future contributions on a daily basis.

5.5	Transfers Between Investment Funds

A Participant may elect to transfer all or any part of his Account among the available investment fund(s) on a daily basis; provided however, that any transfers must be in multiples of 5%.

5.6	Valuation of Bank Common Stock

The value of the shares of the Bank’s Common Stock will be based on the price of the shares of stock at the close of each business day.

5.7	Allocation of Investment Fund Earnings

As of each Valuation Date the Trustee shall determine the earnings of each investment fund and the individual. Account of each Participant shall be credited or charged with his respective share of the earnings of such investment fund since the last preceding Valuation Date. Each Participant’s share shall be determined individually with respect to the portion of his individual Account that is invested in each investment fund, and shall be in the same proportion to the fund earnings of each such investment fund that the balance of his Account invested therein as of the preceding Valuation Date, less distributions or withdrawals therefrom since such prior Valuation Date.

5.8	Administrative Expenses

The Investment Manager’s fees shall be charged to the Participants’ Account. All administrative recordkeeping expenses except for loan fees and distribution fees shall be paid by the Bank.

5.9	Self-Directed Brokerage Account

The Committee may establish, in its discretion, a self-directed brokerage investment account for Plan Participants that may permit Participants to invest their Accounts in a wide array of investment vehicles, as may be permitted by Committee or as may be permitted under arrangements with a third party administration agent or the Plan’s Trustee. Any such self-directed brokerage account (“SDA”) may contain the following limitations, or any additional limitations or restrictions as the Committee may deem appropriate:

•	Participants may not transfer more than 10% of their Account balances to the SDA;

•	the minimum initial transfer to the SDA is $2,500, with a $1,000 minimum dollar investment in selected funds;

•	subsequent transfers of all or portions of the Participant’s Account to SDA must total at least $1,000

•	the Participant may be required to complete an application or other forms to open the SDA.

ARTICLE VI

VESTING OF ACCOUNTS

6.1	Vesting in Certain Accounts

A Participant shall always be 100% vested in the value of his Before-tax Contribution Account, Rollover Account and Qualified Nonelective Contribution Account.

6.2	Vesting Schedule

Each Employee who enrolled in the Plan on October 1, 1992 shall be 100% vested in his Bank Matching Contribution Account. Effective January 1, 2002, Employees with an hour of service on or after such date shall be 100% vested in his Bank Matching Contribution Account. Each other Participant shall have a nonforfeitable interest in that portion of his Bank Matching Contribution Account as provided in the following vesting schedule:

Years of Vesting Service	Vesting Percentage
2	25%
3	50%
4	75%
5 or more	100%

Each eligible former employee of Bayside Federal Savings Bank and Eastern Federal Savings and Loan Association who enrolled in the Plan on December 1, 1994 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible former Employee of the Bank of Great Neck who enrolled in the Plan on July 1, 1995 shall be 100% vested in his Bank Matching Contribution Account.

Each former employee of the ten Long Island branches of First Nationwide Bank who enrolled in the Plan on April 1, 1996 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible former employee of Extebank who enrolled in the Plan on April 1, 1996 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible former employee of North Side Savings Bank who enrolls in the Plan on January 1, 1997 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible former employee of Branford Savings Bank who enrolls in the Plan on January 1, 1998 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible former employee of New York Bancorporation, Inc. who enrolls in the Plan on May 1, 1998 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible employee of Amivest Corporation who enrolls in the Plan by January 1, 1999 shall be 100% vested in his Bank Matching Contribution Account.

Each eligible former employee of Jamaica Savings Bank FSB who enrolls in the Plan as of the earliest permissible date under Section 2.16 shall immediately be 100% vested in his or her Bank Matching Contribution Account.

Each eligible former employee of Reliance Federal Savings Bank or any of its affiliates who enrolls in the Plan as of the earliest permissible date under Section 2.15 shall immediately be 100% vested in his or her Bank Matching Contribution Account.

Each eligible former employee of Commercial Bank of New York or any of its affiliates who enrolls in the Plan as of the earliest permissible date under Section 2.18 shall immediately be 100% vested in his or her Bank Matching Contributions.

6.3	Reemployment

In the case of a Participant who separates from service without a nonforfeitable interest in his Bank Matching Contribution and who is reemployed after having five (5) consecutive one-year Breaks-in-Service, all Years of Vesting Service after such Breaks-in-Service will be disregarded for the purpose of vesting the Bank Matching Contributions that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Bank Matching Contributions that accrue after such breaks. Both accounts will share in the earnings and losses of the fund.

In the case of a Participant who separates from service without a nonforfeitable interest in his Bank Matching Contribution who is reemployed but does not have five (5) consecutive one-year Breaks-in-Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Bank Matching Contribution Account.

6.4	Forfeitures

(a)	With respect to Participants separating from service with the Bank other than by reason of retirement, disability or death, amounts in a Participant’s Bank Matching Contribution Account which are not vested in whole or in part pursuant to Section 6.2 above, shall be forfeited as of the date the Participant receives a distribution provided that the Participant (i) voluntarily elected to receive such distribution or (ii) received a distribution of his entire vested Account and the amount of such distribution did not exceed $5,000.

(b)	Notwithstanding the foregoing, the Participant’s entire Account shall be restored if:

(i)	the Participant is reemployed prior to incurring five (5) consecutive one-year Breaks-in-Service,

(ii)	the Participant received a distribution which was less than his entire Account balance, and

(iii)	the Participant repays the full amount of the distribution no later than the earlier of five (5) years after the date of reemployment or before incurring five (5) consecutive one-year Breaks-in-Service commencing after the distribution.

The amount restored shall be equal to the Participant’s Bank Matching Contribution Account, both distributed and forfeited, as of the date of distribution, unadjusted for any subsequent gains or losses. Acceptable sources of such restoration include income to the Plan, forfeitures of Bank Matching Contributions and Employer Contributions. Rules regarding the order of sources from which restoration is made shall be determined by the Committee and applied in a uniform and nondiscriminatory manner. The forfeited amounts shall be restored to the Participant no later than the end of the Plan Year following the year in which repayment occurs.

(c)	For Participants separating from service who do not receive a distribution, forfeitures will occur on the earlier of (i) the date the vested Account balance is distributed or (ii) after he incurs five (5) consecutive one-year Breaks-in-Service.

(d)	Forfeitures shall be used to reduce Bank Matching Contributions.

6.5	Former Employees of Bayside Federal Savings Bank

Former employees of Bayside Federal Savings Bank employed by North Fork Bank between July 1, 1994 and December 1, 1994 shall be eligible to enroll in the Plan on December 1, 1994. When they become Participants, they shall receive service credit with Bayside Federal Savings from the later of October 1, 1992 or their date of employment for purposes of vesting in the Plan.

6.6	Former Employees of Eastern Federal Savings and Loan Association

Former employees of Eastern Federal Savings and Loan Association employed by Bayside Federal Savings Bank on January 1, 1992 and subsequently employed by North Fork Bank between July 1, 1994 and December 1, 1994 shall be eligible to enroll in the Plan on December 1, 1994. When they become Participants, they shall receive service credit from the later of their date of employment with Eastern Federal Savings and Loan Association, or October 1, 1992 for purposes of vesting in the Plan.

6.7	Former Employees of The Bank of Great Neck

Former employees of The Bank of Great Neck employed by The Bank of Great Neck on June 30, 1995 and subsequently employed by North Fork Bank on July 1, 1995 shall be eligible to enroll in the Plan on July 1, 1995. When they become Participants, they shall receive service credit from the later of their date of employment with The Bank of Great Neck, or October 1, 1992 for purposes of vesting in the Plan.

6.8	Former Employees of Extebank

Former employees of Extebank employed by North Fork Bank between November 15, 1995 and March 15, 1996 shall be eligible to enroll in the Plan on April 1, 1996. When they become Participants, they shall receive service credit with Extebank from the later of October 1, 1992 or their date of employment with Extebank for purposes of vesting in the Plan.

6.9	Former Employees of First Nationwide Bank

Former employees of First Nationwide Bank employed by First Nationwide Bank as of . the effective date of the purchase of the ten Long Island branches and subsequently employed by North Fork Bank shall be eligible to enroll in the Plan on April 1, 1996. When they become Participants, they shall receive service credit with First Nationwide Bank from the later of October 1, 1992 or their date of employment with First Nationwide Bank for purposes of vesting in the Plan.

6.10	Employees of North Side Savings Bank

Employees of North Side Savings Bank employed by the North Side Savings Bank on December 31, 1996 and subsequently employed by North Fork Bank on January 1, 1997 shall be eligible to enroll in the Plan on January 1, 1997. When they become Participants, they shall receive credit from the later of October 1, 1992 or their date of employment with North Side Savings Bank for purposes of vesting in the Plan.

6.11	Employees of Branford Savings Bank

Eligible employees of Branford Savings Bank employed by Branford Savings Bank on December 31, 1997 shall be eligible to enroll in the Plan on January 1, 1998. Participants who elect to join the Plan after January 1, 1998 shall receive credit from the later of October 1, 1992 or their date of employment with Branford Savings Bank for purposes of vesting in the Plan.

6.12	Certain Employees of New York Bancorporation, Inc.

Employees of New York Bancorporation, Inc. subsequently employed by North Fork Bank on January 1, 1998 and thereafter, who enroll in the Plan, will receive service credit from the later of October 1, 1992 or their date of employment with New York Bancorporation, Inc. or Hamilton Bancorp, Inc. for purposes of vesting in the Plan.

6.13	Employees of Amivest Corporation

Employees of Amivest Corporation subsequently employed by a subsidiary of North Fork Bancorporation, Inc. on January 1, 1999 and thereafter, who enroll in the Plan, will receive service credit from the later of October 1, 1992 or their date of employment with Amivest Corporation for purposes of vesting in the Plan.

6.14	Former Employees of Reliance Federal Savings Bank

Former employees of Reliance Federal Savings Bank or any of its affiliates who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Reliance Federal Savings Bank or on any subsequent date through and including February 18, 2000, on account of the merger of North Fork Bancorporation, Inc. and Reliance Federal Savings Bank, will receive service credit from the date of such employees’ initial employment with Reliance Federal Savings Bank or any of its affiliates for purposes of vesting under this Article VI.

6.15	Former Employees of Jamaica Savings Bank FSB

Former employees of Jamaica Savings Bank FSB or any of its affiliates who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB or on any subsequent date through and including February 29, 2000, on account of the merger of North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB, will receive service credit from the date of such employees’ initial employment with Jamaica Savings Bank FSB or any of its affiliates for purposes of vesting under this Article VI.

6.16	Employees of I&A Check Cashing Corporation

Former employees of I&A Check Cashing Corporation who became employees of CBMC, Inc. a subsidiary of North Fork Bank, on March 16, 2001, will receive service credit from the date of such employees’ initial employment with I&A Check Cashing Corporation for purposes of vesting under this Article VI.

6.17	Former Employees of Commercial Bank of New York

Former employees of Commercial Bank of New York or any of its affiliates who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Commercial Bank of New York or on any subsequent date through and including November 9, 2001, on account of the merger of North Fork Bancorporation, Inc. and Commercial Bank of New York, will receive service credit from the date of such employees’ initial employment with Commercial Bank of New York or any of its affiliates for purposes of vesting under this Article VI.

6.18	Former Employees of RS Maritime Corp.

Former employees of RS Maritime Corp. who became employees of NFB Maritime Inc., a subsidiary of North Fork Bank, on October 30, 2002, will receive service credit from the date of such employees’ initial employment with RS Maritime Corp. for purposes of vesting under this Article VI.

6.19	Former Employees of Certain Acquired Money Center Companies

Former employees of the following money center companies: SMA Check Cashing, LIC Check Cashing, AMR Check Cashing, Sam Money Shops and Joco Check Cashing (“former employers”), who became employees of the Employer as a result of the Employer’s acquisition of their former employer, will, effective as of the closing date of the Employer’s acquisition of their respective former employer, receive service credit from the date of such employees’ initial employment with their respective former employer for purposes of vesting under this Article VI.

ARTICLE VII

OPERATION OF THE TRUST FUND

7.1	Trust Fund; Trustee

All the funds of the Plan shall be held by a Trustee or Trustees appointed from time to time by the Board of Directors, in trust under a Trust Agreement adopted, or as amended, by such Board for use in providing the benefits of the Plan; and no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan. No person shall have any interest in or right to any part of the earnings of the Trust Fund or any rights in, or to, or under the Trust Fund or any part of the assets thereof, except as and to the extent expressly provided in the Plan and in the Trust Agreement.

7.2	Funds Maintained by Trustee

Contributions to the Plan by Employers for each calendar month shall be transmitted to the Trustee no later than thirty days (30) after the end of such calendar month and, with respect to Before-tax Contributions, not later than the date specified in Section 3.1(c). The Trustee shall invest such contributions only as provided in the Plan and the Trust Agreement.

7.3	Cash

The Trustee shall maintain in cash, such part of the Trust Fund as the Committee specifies for the proper administration of the Plan. At the Committee’s direction, the Trustee shall invest such cash in high quality short-term money market instruments as determined by the Trustee, which shall be treated as cash for purposes of the Plan.

ARTICLE VIII

VOTING RIGHTS

8.1	Participant Voting and Tendering Rights

(a)	Each Participant shall be entitled to instruct the Trustee with respect to voting and/or giving of proxies to vote the number of shares of Bank Stock in the Accounts of the Participant on the applicable record date in accordance with the provisions of this Article.

(b)	Each Participant (or, in the event of his or her death, his or her Beneficiary) is, for purposes of this Section 8.1(b), hereby designated a “named fiduciary,” within the meaning of Section 403(a)(1) of ERISA with respect to (i) the shares of Bank Stock held in or allocated to his or her Accounts and (ii) his or her proportionate share (as determined pursuant to subparagraph (c) below, of that portion of the shares of Bank Stock held in or allocated to all Participants’ Accounts for which Participants do not give timely instructions as described in such Section 8.1(c) (such proportionate share being determined at the respective times such fiduciary rights are exercisable as set forth below).

(c)	Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to vote (1) the shares of Bank Stock held in or allocated to his or her Accounts and (2) his or her proportionate share (as determined in clause (i) below, as applicable) of that portion of the shares of Bank Stock allocated to all Participants’ Accounts for which Participants do not give timely instructions to the Trustee, at any shareholders’ meeting of North Fork Bancorporation, Inc.

An individual’s proportionate share of shares of Bank Stock held in or allocated to all Participants’ Accounts for which timely instructions are not received by the Trustee, shall be a fraction, the numerator of which shall be the number of shares which are held in or allocated to such individual’s Accounts for which he or she provides instructions to the Trustee and the denominator of which shall be the number of shares in all Accounts for which instructions are provided to the Trustee.

(d)	Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Bank Stock held in or allocated to his or her Accounts.

8.2	Distribution of Information and Voting

The Bank shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) the information distributed to shareholders’ of North Fork Bancorporation, Inc. in connection with any shareholders’ meeting, together with a form requesting confidential instructions to the Trustee on how such shares of Bank Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed, the appropriate number of shares (including fractional shares) of Bank Stock. The instructions received by the Trustee from individual Participants (or Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Bank or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by or to the Trustee.to or from a recordkeeper, auditor or other person providing services to the Plan if such person (1) is not the Bank, an affiliate or any employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers and directors of the Bank and its affiliates.

8.3	Distribution Information-Tendering

The Bank shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) the information distributed to shareholders of North Fork Bancorporation, Inc. in connection with any tender or exchange offer, together with a form requesting confidential instructions to the Trustee on whether such shares of Bank Stock are to be tendered. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of such Bank Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares by Section 8.1(d), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares. The instructions received by the Trustee from individual Participants (or Beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Bank or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed to or by the Trustee to or from a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Bank, an affiliate or any employee, officer or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the Bank and its affiliates.

ARTICLE IX

WITHDRAWALS AND LOANS DURING EMPLOYMENT

9.1	Hardship Withdrawals

A Participant may, upon thirty (30) days prior written notice (or such lesser period as the Committee may from time to time prescribe), by filing the Appropriate Form with the Committee, elect to withdraw amounts during employment, as of the Valuation Date coincident with or next following the filing of the Appropriate Form, as set forth below:

In the event of “Hardship” (as hereinafter defined), any dollar amount up to 100% of the value, as of the last Valuation Date coincident with the Participant’s filing of the Appropriate Form, of the value of the Before-tax Contribution Account (excluding any earnings thereon) and the vested Bank Matching Contribution Account (excluding earnings thereon);

provided, however, that with respect to Bank Matching Contributions made on and after January 1, 2002 (and earnings thereon), no hardship withdrawals shall be permitted.

For purposes of this Section 9.1, the term “Hardship” means a circumstance resulting from an immediate and heavy financial need of the Participant attributable to:

(a)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments).

(b)	Payment of tuition and related educational fees for the next 12 months of postsecondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code).

(c)	Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code.

(d)	The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence.

A withdrawal will not be made unless such withdrawal is necessary to satisfy the financial need created by the Hardship. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(2)	The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer, or any member of the Controlled Group.

(3)	The Participant’s Before-tax Contributions will be suspended for at least 12 months after receipt of the Hardship distribution, and all other plans (as defined in Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(2)) maintained by the Employer, or any member of the Controlled Group, in which the Participant participates, must also provide for this suspension with respect to hardships under such other plans.

(4)	The Participant may not make Before-tax Contributions for the Participant’s taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) for such next taxable year less the amount of such Participant’s Before-tax Contributions for the taxable year of the Hardship distribution. All other plans maintained by the Employer or any member of the Controlled Group, in which the Participant participates, must also provide for this limitation with respect to the Participant’s elective contributions under such other plans.

Any amounts withdrawn under this Section 9.1 shall be paid to a Participant in a lump sum in cash, as soon as practicable and in accordance with applicable law after the Valuation Date as of which the withdrawal election is effective. Hardship withdrawals shall be charged to the investment funds in which Participant’s Accounts are invested according to administrative procedures established by the Committee.

9.2	Loans to Participants

Upon proper written application of a Participant or Beneficiary, the Committee in its sole discretion may make a loan to such Participant or Beneficiary from the vested portion of his Accounts. The application, and the resulting loan, must meet the terms and conditions specified in the following provisions of this Section 9.2. In granting or refusing any request for a loan, the Committee shall apply uniform standards consistently and such discretionary power shall not be applied so as to discriminate in favor of Participants who are Highly Compensated Employees. Only one general purpose loan may be outstanding to a Participant at any time. In addition to one general purpose loan, effective as of May 1, 2002, a Participant may have one additional loan outstanding at the same time if it is for the purchase of a primary residence. Although Participants may prepay loans in accordance with Subsection (f) hereof, refinancing of existing loans is not permitted. Notwithstanding any other provision herein to the contrary, the Committee or its delegate may provide that loan application forms, disclosures, promissory notes and other related materials may be provided in electronic format in addition to, or in lieu of paper format.

(a)	Request for Loan

An application by a Participant for a loan shall be made in writing (or by electronic means, as may be permitted by the Committee or its delegate) to the Committee at least thirty (30) days in advance of the desired date of the loan, in such form as the Committee may specify. The Committee may shorten the thirty (30) day notice if it finds it administratively feasible. The Committee may require loan applications to be submitted to and processed by its designee, including a third party administrator.

(b)	Loan Amount

The maximum loan available to any Participant at any point in time shall not exceed the lesser of (i) 50% of the vested portion of his Accounts or (ii) $50,000 reduced by the difference between the highest outstanding Plan loan balance during the 12-month period ending on the day before the day on which the new loan is made and the outstanding balance of all Plan loans other than the new loan on the day the new loan is made. In no case, however, shall the loan amount exceed the value of the Participant’s Accounts at the date the loan is granted.

For purposes of determining the available loan amount, the vested portion of the Participant’s Accounts shall be determined as of the date the loan is requested.

The minimum loan amount shall be $1,000.

(c)	Repayment Terms

The term for repayment of the loan shall be determined at the choice of the Participant to be 12 months, 24 months, 36 months, 48 months or 60 months. Loans for the purchase of a primary residence may be extended to up to 25 years. Such term shall be fixed and may not be extended.

To repay the loan, the Participant shall authorize the Employer to deduct approximately equal payments from his Compensation each regular pay period. The Employer shall transfer such payroll deductions to the Trustee within a reasonable time following the end of each pay period.

Loan repayments other than by payroll deduction will not be permitted except that payment by scheduled installments may be otherwise made by a Participant or Beneficiary in the case of a loan made to (i) a Participant who is a “party in interest” as defined in Section 3(14) of the Act or (ii) a Participant on an authorized leave of absence. Loan repayments other than by payroll deduction will also be permitted by a Participant who elects to prepay his loan in full as set forth in Subsection (f) hereof.

(d)	Interest Rate, Costs

Each loan shall bear interest at a fixed rate based on the prime rate as published in the Wall Street Journal on the Monday of each week (or on the first business day thereafter if Monday is not a business day), that precedes the loan effective date, plus an additional 1%.

(e)	Loan Security

Each loan shall be secured by the borrower’s assignment of 50% of his entire right, title and interest in and to his Account(s) in the Plan, supported by the borrower’s collateral promissory note for the amount of the loan, including interest. When the loan is completed the Participant will receive a Loan Disclosure Statement which outlines the terms of the loan.

(f)	Advance Repayment

Except as specifically provided herein, all unpaid loans, including accrued interest, shall become immediately due and payable upon death, termination of employment or a distribution to a Participant after age 70Y2 under Section 9.3. Such Participant or Beneficiary shall have the amount of the outstanding loan deducted from the distribution payable in accordance with Article XI herein.

A Participant may repay, at any time, all of the then outstanding principal balance of any loan, together with interest due to the date of the prepaid portion. Any such prepayments shall be made directly to the Trustee. Except as otherwise provided above, such right of prepayment shall be entirely in the discretion of the Participant and shall be without premium or penalty.

(g)	Default

Default shall occur when there is nonpayment of a regularly scheduled loan payment. After the Participant misses three consecutive monthly payments, he will be deemed to have received a taxable distribution in the amount of the loan plus unpaid accrued interest. However, exercise on the collateral shall not be made until the occurrence of an otherwise distributable event. Between the date of default and the date of distribution of benefits under Section XI herein, interest shall accrue on any unpaid principal loan amounts..

(h)	Continued Contributions

A Participant who has received a loan may continue to contribute to the Plan and the Company will continue to match those contributions pursuant to Section 4.1 herein.

(i)	Miscellaneous

Any loans made pursuant to this Section 9.2 shall be made under such rules and regulations as the Committee shall adopt.

Any questions regarding the loan provisions of the Plan should be directed to:

The 401(k) Retirement Savings Plan Committee

North Fork Bancorporation, Inc.

275 Broad Hollow Road

Melville, NY 11747

9.3	Withdrawal of Bank Stock Dividends

Upon thirty (30) days notice (or such other lesser period as the Committee may from time to time prescribe) prior to receipt of such amounts by the Trust Fund, a Participant may elect to withdraw from his Account dividends received on Bank Stock which is held as an investment in an investment fund selected by the Participant subject to the procedures described below which are intended to be consistent with the requirements of Section 404(k) of the Code.

(a)	Dividends shall be distributed within a reasonable period of time following receipt by the Trustee, but in no event later than ninety (90) days following the end of the Plan Year in which they are received.

(b)	To the extent the Participant has not made an effective election to withdraw applicable dividends, they shall be reinvested in the investment fund which includes the Bank Stock for which the dividend was received.

(c)	A Participant’s election shall be made on the Appropriate Form or through electronic medium as prescribed by the Committee and shall remain in full force and effect until changed by the Participant.

9.4	In-Service withdrawals at Age 59 1/2

A Participant shall be entitled to withdraw all or any portion of his Account while in service at any time on or after attaining age 59 1/2. The number of withdrawals under this Section shall be limited to two per calendar year, or such other limit as the Committee may prescribe by uniform and nondiscriminatory rules. The Committee may also establish a minimum withdrawal amount.

ARTICLE X

ROLLOVERS TO THE PLAN

10.1	Rollovers

With the consent of the Committee, a Participant (or, effective as of August 1, 2002, an Employee who is eligible for Plan participation, prior to becoming a Participant) may, upon written notice to the Committee on the Appropriate Form prior to any Valuation Date contribute in cash to the Plan, amounts which were received from a qualified pension, profit sharing or stock bonus plan in which a Participant previously participated and which is permitted to be contributed to the Plan in accordance with Sections 402(a)(5), 403(a)(4), 403(b)(8) or 408(d)(3)(A)(ii) of the Code (a “Rollover Contribution”). Any such Rollover Contribution shall be received by the Trustees upon the Committee’s determination that the contribution complies in all respects with the requirements of Sections 402(a)(5), 403(a)(4), 403(b)(8) or 408(d)(3)(A)(ii), whichever is applicable, and, upon any discovery that any such contribution does not so comply, the Committee shall direct that the entire amount of the Rollover Contribution, together with all changes in the value of the Trust Fund allocated thereto, shall be returned as soon as practicable to the individual by or on whose behalf it is made.

10.2	Direct Rollovers from North Fork Bancorporation Cash Balance Retirement Plan

A Participant who retires on or before December 31, 1997 may transfer to the Plan his account balance from the North Fork Bancorporation Cash Balance Retirement Plan under the following conditions.

(a)	On the date of transfer, the retiree must have an Account in the Plan.

(b)	The transfer must be a direct rollover in one lump sum.

(c)	A reasonable administrative fee will be charged directly to the Account.

10.3	Direct Rollovers from the Bayside Federal Savings Bank Employee Stock Ownership Plan

Employees who were actively employed by the Bank on January 1, 1996 who were participants in the Bayside Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) may make a one-time direct rollover to the Plan of Company Stock they receive as a distribution from the ESOP. Such stock shall be subject to the provisions of Article VIII herein.

10.4	Direct Rollovers from the Reliance Federal Savings Bank Employee Stock Ownership Plan or the Jamaica Savings Bank FSB Employee Stock Ownership Plan

(a)	Former employees of Reliance Federal Savings Bank or any of its affiliates who were participants in the Reliance Federal Savings Bank Employee Stock Ownership Plan (“Reliance ESOP”) who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Reliance Federal Savings Bank or on any subsequent date through and including February 18, 2000, on account of the merger of North Fork Bancorporation, Inc. and Reliance Federal Savings Bank, shall be eligible to make a one-time direct rollover to the Plan of the company stock they receive as a distribution from the Reliance ESOP. Such stock shall be subject to the provisions of Article VIII herein.

(b)	Former employees of Jamaica Savings Bank FSB or any of its affiliates who were eligible to participate in the Jamaica Savings Bank FSB Employee Stock Ownership Plan (“Jamaica ESOP”) who became employees of the Employer on the date of execution of the merger agreement between North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB or on any subsequent date through and including February 29, 2000, on account of the merger of North Fork Bancorporation, Inc. and Jamaica Savings Bank FSB, shall be eligible to make a one-time direct rollover to the Plan of the company stock they receive as a distribution from the Jamaica ESOP. Such stock shall be subject to the provisions of Article VIII herein.

10.5	In-Service Withdrawals from Rollover Accounts

Effective as of August 1, 2002, Participants who have Rollover Accounts established pursuant to the provisions of this Article X may withdraw all or a portion of their Rollover Account (and earnings thereon) at any time while in service. The Committee may in its discretion, prescribe reasonable limitations on the number of such withdrawals that may be allowed by a Participant during the Plan Year and a minimum dollar amount for such withdrawals.

ARTICLE XI

DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

11.1	Amount of Distribution

Upon a Participant’s retirement, death, Disability or other termination of employment with the Bank or member of the Controlled Group, the Participant or the Beneficiary, as the case may be, shall be entitled to a distribution of the vested value of his Accounts, subject to the following provisions of this Article XI.

A Participant shall be 100% vested in his Accounts on his Early Retirement Date, Normal Retirement Date, Disability Retirement Date or Deferred Retirement Date.

11.2	Methods of Distribution

All distributions provided pursuant to this Article XI shall be made, except as otherwise provided, in one lump sum as soon as practicable after the applicable Valuation Date. The portion of such lump sum attributable to Bank Stock shall be paid in Bank Stock, except that any fractional shares shall be paid in cash, unless the Participant or his Beneficiary, as the case may be elects to receive the entire amount in cash.

11.3	Termination Other Than By Reason of Death

A Participant who terminates employment other than by reason of death shall be given the right to elect to receive a distribution of the vested value of the Participant’s Accounts following Termination of Employment. The Participant must be notified of this right no less than 30 days before the date the distribution is made. If the Participant makes such affirmative election by completing the Appropriate Form, then the vested value of the Accounts shall be determined as of the Valuation Date following such election (or such other Valuation Date occurring after such election as the Committee determines in accordance with uniform and nondiscriminatory rules as it shall prescribe). The non-vested portion, if any, of the Accounts shall be forfeited in accordance with Section 6.4(a) herein. Distribution shall be made in a lump sum pursuant to Section 11.2.

If the distribution is one which Section 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given provided that:

(1)	the Plan Administrator clearly informs the Participant that the participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(2)	the Participant, after receiving the notice affirmatively elects a distribution.

If the vested value of such Accounts as of Valuation Date on the date of the Participant’s Termination of Employment does not exceed $5,000, distribution of such vested value shall be made as soon as practicable thereafter in a lump sum in cash; provided however, that the Participant shall first be permitted to elect to receive such distribution in the form of stock, if all or a portion of his Account was invested in Employer stock, and if no such election is made within the time prescribed by the Committee, then the distribution shall be made in cash. If the vested value of such Accounts as of such Valuation Date exceeds $5,000 and the Participant has not yet made an election to receive a distribution, such vested value shall, subject to the provisions of Section 11.5, remain in the Trust Fund and be valued as of the Valuation Date coincident with or next following the attainment of age 65. Distribution of the Accounts shall be made as soon as practicable thereafter in a lump sum pursuant to Section 11.2.

11.4	Termination by Reason of Death

In the event a Participant’s Termination of Employment is by reason of death (including, for this purpose, death after Termination of Employment but before distribution), the Accounts will be valued as of the Valuation Date next following such death (or such later date as the Committee determines in accordance with such uniform and nondiscriminatory rules as it shall prescribe), and the total amount so distributable from the Plan shall be paid to the Beneficiary, in a lump sum, pursuant to Section 11.2, as soon as practicable after such Valuation Date, and in all events within 60 days after the end of the Plan Year in which such death occurs.

11.5	Deferred Accounts

In any case in which a Participant has terminated employment but distribution of the vested value of the Accounts has not yet occurred, such Accounts shall be retained and administered under the Plan until such Accounts are distributed. Except as may otherwise be required by applicable law, the Committee may establish and change from time to time rules and restrictions applicable to the administration of any Accounts held on behalf of any such Participants (which rules and restrictions may differ from those generally applicable to active Participants), and the Committee may assess against the Accounts of any such Participant any reasonable costs of administering the same.

Notwithstanding the foregoing, subject to such uniform and nondiscriminatory rules which the Committee may prescribe, a Participant who has failed to make an affirmative election for distribution of the Accounts in accordance with Section 11.3 may elect to have such Accounts valued for purposes of determining the amount distributable as of any Valuation Date preceding the attainment of age 65, in which case distribution shall be made as soon as practicable thereafter in a lump sum pursuant to Section 11.2.

11.6	Alienation of Benefits

Except as otherwise provided by law, no benefit, interest, or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or subject to attachment, garnishment, levy, execution or other legal or equitable process.

Notwithstanding the foregoing, the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (as defined in Section 414(p) of the Code) shall not be treated as an assignment or alienation prohibited by this Section 11.6. Any other provision of the Plan to the contrary notwithstanding, if a qualified domestic relations order requires the distribution of all or part of a Participant’s benefits under the Plan, the establishment or acknowledgment of the alternate payee’s right to benefits under the Plan in accordance with the terms of such qualified domestic relations order shall in all events be applied in a manner consistent with the terms of the Plan. Notwithstanding the foregoing, in no event shall the recognition of an alternate payee’s rights in accordance with this Section 11.6 be deemed to include the right to make a withdrawal pursuant to the provisions of Article IX.

Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized, pursuant to such uniform and nondiscriminatory rules as it shall establish which shall be consistent with applicable law and the terms of the applicable qualified domestic relations order, to pay out benefits to which alternate payees may be entitled prior to the date such benefits would otherwise become payable in accordance with the applicable provisions of the Plan.

Furthermore, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant’s benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under Part 4 of ERISA; or (3) a settlement agreement entered into between the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under Part 4 of ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant’s Plan benefits.

11.7	Commencement of Benefits

Payment of a Participant’s benefits under the Plan shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

(a)	the Participant attains age 65;

(b)	the 10th anniversary of the date the Participant’s participation in the Plan commences;

(c)	the Participant’s employment with the Company and all members of the Controlled Group is terminated.

11.8	Distribution Restrictions

Notwithstanding anything to the contrary contained in this Plan, the entire interest of each Participant must be paid to him not later than the April 1st of the calendar year following the calendar year in which he attains age seventy and one-half (70 1/2). Any payments made pursuant to this Section shall be adjusted as necessary to the extent required by Section 401(a)(9) of the Code and the regulations thereunder. Notwithstanding the foregoing, effective as of April 2, 2002, and in accordance with the requirements of Section 401(a)(9) of the Code, no Participant shall be required to receive a distribution of his Account earlier than his “Required Beginning Date,” which shall be the later of the April 1st of the calendar year following the calendar year in which he: (i) attains age seventy and one-half (70 1/2) or (ii) actually retires from service with the Bank. A Participant’s entire interest in his Account must be paid to him on or before his Required Beginning Date.

11.9	Direct Rollovers From The Plan

This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)	Definitions

(i)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income. Pursuant to Internal Revenue Service Notice 99-5, a hardship distribution (as described in Section 401(k)(2)(B)(iv) of the Code) of Before-tax Contributions, qualified nonelective contributions and qualified matching contributions shall be treated as an eligible rollover distribution for the Plan Year beginning January 1, 1999 and all prior Plan Years, but not for Plan Years beginning after December 31, 1999.

(ii)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

11.10	Distribution from Prior Plans

Notwithstanding any other provision set forth in this Section XI, a Participant’s Account which accrued prior to the date of transfer of assets from a prior plan to the Plan shall be payable in such optional forms and at such times to the extent required to comply with Section 411(d)(6) of the Code and regulation promulgated thereunder. Notwithstanding the foregoing, effective on and after August 1, 2002, all distributions hereunder shall be made in the form of a lump sum only, including distributions attributable to transfers of assets from prior plans.

ARTICLE XII

ADMINISTRATION OF THE PLAN

12.1	Committee Appointment by Board

The Committee shall consist of at least one member, as may be appointed by the Board, or any officer of the Bank designated by the Board, from time to time, to provide for the administration of the Plan.

12.2	Term of Appointment

Each Committee member shall serve until he shall die, resign, be unable to perform his duties as a result of disability (as solely determined by the Board) or shall be removed by the Board with or without cause.

12.3	Written Notice of Appointment or Removal

An appointment to or removal from the Committee shall be by written notice specifying the effective date thereof, and served by the Board, or any officer of the Bank designated by the Board, upon the person to be appointed or the member to be removed and upon the other Committee members and the Trustee.

12.4	Resignation by Committee Member

A Committee member may resign at any time by serving written notice on the Board, or any officer of the Company designated by the Board, the other Committee members, and the Trustee, no more than thirty (30) days or less than ten (10) days prior to the effective date of such resignation.

12.5	Committee President

If the Committee is comprised of more than one member, one Committee member shall be selected as chairman by the Committee or the Board.

12.6	Quorum

If the Committee is comprised of more than one member, a quorum shall consist of a majority of the Committee members. A determination of a majority of the Committee members present at a meeting where a quorum is present shall be valid and binding upon all Committee members. If the Committee is comprised of one member his or her determination shall be binding.

12.7	Tie Vote

In the event a tie vote on any matter shall occur when a quorum is present, the vote of the chairman shall decide the action or determination to be taken.

12.8	Recordkeeping

The Committee shall initiate and maintain the records and shall submit annually reports on the Plan and its administration, and such other reports as shall be required under applicable law. The Committee shall give each Participant annually a written statement of his Account Balance as of the end of a Plan Year.

12.9	Reimbursement for Expenses

The Committee member or members shall serve without compensation but shall be entitled to be paid such reasonable expenses by the Bank or any Employer as may be incurred by them in the administration of the Plan. The Committee shall direct the Trustee concerning all payments which shall be made from the Trust. Any direction to the Trustee shall be in writing and may be signed by any member of the Committee, or the Plan Administrator and a secretary or assistant secretary of the Bank. Any expenses not paid from the Trust shall be paid by the Bank or any Employer.

12.10	Administrative Office

The Committee may establish an administrative office which shall be the principal office of the Plan.

12.11	Action Without a Meeting

Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting by all members or by the member of the Committee signing a written consent thereto, which written consent shall be filed with the minutes of the proceedings of the Committee.

12.12	Responsibilities of the Committee

(a)	The Bank is hereby designated as the “administrator” of the Plan within the meaning of Section 3(16)(A) of ERISA. The members of the Committee are hereby designated as “named fiduciaries” within the meaning of Section 402(a)(2) of ERISA, and shall, unless otherwise provided pursuant to Subsection (b), jointly administer the Plan as agents of the Company in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, including, but not limited to, the power to exercise in good faith, its sole discretion in the interpretation, construction and administration of the Plan. In carrying out their duties with respect to the general administration of the Plan, the Committee shall have, in addition to any other lawful powers and not by way of limitation, the following powers:

(i)	to decide any and all matters arising in connection with the administration of the Plan, including using discretionary authority to determine eligibility for benefits or to construe the terms of the Plan;

(ii)	to compute the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii)	to authorize disbursements from the Trust Fund in accordance with the provisions of the Plan;

(iv)	to maintain all records necessary for the administration of the Plan which are not maintained by the Trustees;

(v)	to interpret the provisions of the Plan and to make and publish such rules and regulations as are not inconsistent with the terms hereof;

(vi)	to adopt and modify the method of accounting for the Plan; and

(vii)	to appoint an investment manager, as defined in Section 3(38) of ERISA, in which case no member of the Committee shall be liable for the acts or omissions of such investment manager or be under any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of such investment manager.

(b)	(i)	The Committee may establish procedures for (A) the allocation of fiduciary responsibilities (other than “trustee responsibilities” as defined in Section 405(c)(3) of ERISA) under the Plan among themselves and (B) the designation of persons other than named fiduciaries to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan.

	(ii)	If any fiduciary responsibility is allocated or if any person is designated to carry out any responsibility pursuant to Paragraph (i), no named fiduciary shall be liable for any act or omission of such person on carrying out such responsibility, except as provided in Section 405(c)(2) of ERISA.

(c)	The Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I or ERISA. The Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan’s short- term and long-term financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

12.13	Direction to Trustee

The Committee or the Plan Administrator shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the provisions of the Plan. Any direction to the Trustee shall be in writing and may be signed by any member of the Committee, or the Plan Administrator and a Secretary or Assistant Secretary of the Bank. Any directions as to the amount and manner of payment of any benefits under the Plan shall require two signatures.

12.14	Committee to Provide Forms

The Committee may require a Participant to complete and file with the Committee all forms approved by the Committee, and to furnish all pertinent information requested by such Committee. The Committee may rely upon all such information so furnished to it, including the Participant’s current mailing address.

12.15	Appointment of Agents

The Committee may appoint such independent accountants, enrolled actuaries, legal counsel, investment advisors, and other agents or specialists as they deem necessary or desirable in connection with the performance of their duties thereunder. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in relying upon, any opinions or reports which shall be furnished to them by any such independent accountant, enrolled actuary, legal counsel investment advisor or other specialist.

12.16	Exclusive Benefit

The members of the Committee shall discharge their duties with respect to the Plan solely in the interests of the Participants and their Beneficiaries and

(a)	for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims;

(c)	in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of ERISA.

The prudence requirement, only to the extent that it requires diversification, is not violated by the Plan’s acquisition or holding qualifying employer securities as defined in Section 407(d)(5) of ERISA.

12.17	Claims Procedures

(a)

For purposes of the Plan, a claim for benefits is a written application for benefits filed with the Committee. The Committee shall act upon a claim within ninety (90) days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that no extensions shall be permitted beyond ninety (90) days after the date on which the claimant received notice of the extension of time from the Committee. If the Committee fails to notify the claimant of its decision to grant or deny such claim within the time specified by this subsection (a), such claim shall be deemed to have been denied by the Committee and the review procedure described in subsection (b) shall become available to the claimant.

(b)	(i)	Whenever a claim for benefits is denied, written notice, prepared in a manner calculated to be understood by the claimant, shall be provided to him, setting forth the specific reasons for the denial and explaining the procedure for review of the decision made by the Committee. If the denial is based upon submission of information insufficient to support a decision, the Committee shall specify the information which is necessary to perfect the claim and its reasons for requiring such additional information.

	(ii)	Any claimant whose claim is denied may, within sixty (60) days after his receipt of written notice of such denial, request in writing a review by the Board, the members of which shall be “named fiduciaries”, within the meaning of Section 402(a) of ERISA for the purpose of adjudicating such appeals. Such claimant or his representative may examine any Plan documents relevant to his claim and may submit issues and comments in writing. The Board shall adjudicate the claimant’s appeal within sixty (60) days after its receipt of his written request for review, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that such adjudication shall be made no later than one hundred twenty (120) days after the Board’s receipt of the claimant’s written request for review.

	(iii)	If the Board fails to notify the claimant of its decision with respect to his request for review within the time specified by this subsection (b), such claim shall be deemed to have been denied on review.

(c)	If the claim is denied by the Board, such decision shall be in writing, shall state specifically the reasons for the decision, shall be written in a manner calculated to be understood by the claimant, shall make specific reference to the pertinent Plan provisions upon which it is based and shall include such other information as may be required by United States Department of Labor regulations.

(d)	The procedure set forth in this Section 12.15 shall be interpreted in accordance with regulations promulgated by the United States Department of Labor or any successor authority regulating claims procedures for employee benefit plans.

12.18	Appointment of Agents

The Committee may appoint such independent accountants, enrolled actuaries, legal counsel, investment advisors, and other agents or specialists as they deem necessary or desirable in connection with the performance of their duties thereunder. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in relying upon, any opinions or reports which shall be furnished to them by any such independent accountant, enrolled actuary, legal counsel investment advisor or other specialist.

12.19	Personal Liability

No member of the Committee shall be liable for any act or omission of any other member of the Committee nor for any act or omission on such member’s own part, excepting only such member’s own willful misconduct or gross negligence or except as otherwise expressly provided by ERISA. To the extent permitted by applicable law, the Bank shall indemnify and save harmless the members of the Committee against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their beneficiaries, Employees of Employers, or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board of Directors, at the Bank’s or any Employer’s expense, may settle any such claim or demand asserted, or suit or proceeding brought, against any member of the Committee when such settlement appears to be in the best interest of the Bank.

ARTICLE XIII

ADOPTION, AMENDMENT, TERMINATION AND MERGER

13.1	Amendment of the Plan

The adoption of any amendments to this Plan shall be conditioned on qualification of the Plan under Section 401(a) of the Code.

13.2	Right to Amend

Both the Board of Directors and the Compensation Committee of the Board of Directors shall have the right, at any time and from time to time, to amend in whole or in part any of the provisions of this Plan, and any such amendment shall be binding upon the Participants and their Beneficiaries, the Trustees, the Committee any Employer who has joined in the Plan, and all parties in interest. Any such amendment shall become effective as of the date specified therein.

The Executive Vice President and Chief Financial Officer of the Bank shall also have the right, at any time, and from time to time, to amend any of the provisions of this Plan relative to purchase and sale agreements, mergers, acquisitions or other corporate transactions involving the Bank, to the extent he or she deems necessary, appropriate or desirable, in order to effectuate the terms of any such purchase and sale agreements, mergers, acquisitions or other corporate transactions involving the Bank.

Notwithstanding anything to the contrary contained in Section 13.2, no amendment may be made which shall retroactively deprive the Participant of any benefit accrued prior to the date such amendment was executed. Except as otherwise provided in regulations prescribed by the Secretary of the Treasury, a Plan amendment which has the effect of -

(i)	eliminating or reducing an early retirement benefit; or

(ii)	eliminating an optional form of benefit,

with respect to benefits attributable to service prior to such amendment shall be treated as reducing accrued benefits for purposes of this Section 13.2.

No amendment which affects the Trustee’s rights, powers, responsibilities or liabilities shall be effected without the Trustee’s written consent to the adoption of such amendment.

13.3	Suspension or Termination

(a)	The Bank may, solely by action of its Board of Directors, and by appropriate notice to the Trustees, terminate the Plan in its entirety or withdraw from the Plan and terminate it with respect to itself. Any Employer may voluntarily withdraw from the Plan, and, upon any such withdrawal, the Plan shall be terminated in respect of such Employer.

(b)	Upon the termination of the Plan with respect to an Employer, the Committee shall allocate and segregate for the benefit of the Participants then or theretofore employed by such Employer their proportionate interest in the Trust Fund.

(c)	Any termination or partial termination shall be effective as of the date specified in the resolution providing therefor, if any, and shall be binding upon all Employers, all Participants and their Beneficiaries, the Trustees and all parties in interest.

(d)	Upon the termination of the Plan in its entirety or upon the complete discontinuance of contributions thereto, whether or not the Bank has given formal notice of such termination or discontinuance, each Participant shall be fully (100%) vested in his Account balances, determined as of the date of such termination or complete discontinuance of contributions.

(e)	Upon the partial termination of the Plan within the meaning of Section 411(d)(3)(A) of the Code, the rights of each affected Participant to his Account balance, determined as of the date of such partial termination, shall, insofar as is required by applicable regulations issued by the Internal Revenue Service, be fully (100%) vested.

(f)	Upon the termination of the Plan in its entirety, the Trustee shall, after the determination of the balance in each Participant’s Account -

(i)	pay any and all expenses chargeable against the Trust Fund, and

(ii)	pay over to appropriate Employers the balance of any Suspense Account created under Section 14.3 which remains in existence at the time of termination of the Plan.

13.4	Merger

If the Plan shall merge or consolidate with, or transfer its assets or liabilities to, any other “pension plan”, as defined in Section 3(2) of ERISA, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (assuming that the Plan had then terminated) which is equal to or greater than the benefit which he would have’been entitled to receive immediately before such merger, consolidation or transfer (assuming that the Plan had then terminated).

13.5	Amendment to Vesting Schedule

If any time the vesting provisions of Article VI are amended in such manner as to decrease, as of any future date, the vested interest in a Participant’s Account balance which any Participant would have as of such date, each such Participant who has completed at least three (3) Years of Service as of the effective date of such amendment shall have the right to elect to have his or her Account balance continue to vest in accordance with the vesting provisions in effect immediately prior to such effective date.

ARTICLE XIV

LIMITATIONS ON BENEFITS AND CONTRIBUTIONS

14.1	Definitions

As used in this Article XIV -

(a)	“Annual Addition”, for a Limitation Year, means, in the case of this Plan and any other Retirement Plan, the aggregate of -

(i)	the amount of a Participant’s contributions for the Limitation Year,

(ii)	Employer contributions and forfeitures allocated to the Participant’s accounts for the Limitation Year, and

(iii)	Amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

(b)	“Defined Benefit Plan” means any Retirement Plan that is not a Defined Contribution Plan.

(c)	“Defined Benefit Plan Faction”, for a Limitation Year, means a fraction,

(i)	the numerator of which is the aggregate Projected Annual Benefit (determined as of the last day of the Limitation Year) of the Participant under all Defined Benefit Plans, and

(ii)	the denominator of which is an amount equal to the lesser of -

(A)	the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year (adjusted as described herein)

(B)	the product of 1.4 and the aggregate Projected Annual Benefit (determined as of such last day of the Limitation Year) which the Participant would receive under all such plans if the plans, in the aggregate, provided the benefit described in Section 415(b)(1)(B) of the Code.

(iii)	(A)

In the case of an annual retirement benefit that begins before a Participant’s Social Security Retirement Age, the dollar amount described in Section 415(b)(1)(A) of the Code for such Limitation Year shall be adjusted (in accordance with regulations prescribed by the Secretary) so that such limitation equals an annual benefit, beginning at the age at which the Participant’s benefit commences, which is equivalent to the dollar amount specified under Section 415(b)(1)(A) of the Code beginning at the Social Security Retirement Age on the basis of the actuarial assumptions specified in the respective Defined Benefit Plan for such adjustment. The reduction under this subparagraph shall be made in a manner consistent with the Code and the regulations promulgated thereunder.

(B)

In the case of an annual retirement benefit that begins after the Participant’s Social Security Retirement Age, the dollar limitation contained in Section 415(b)(1)(A) of the Code shall be adjusted (in accordance with regulations prescribed by the Secretary) so that such limitation equals an annual benefit beginning at the age at which the Participant’s benefit commences, which is the actuarial equivalent (based on the actuarial assumptions specified in the respective Defined Benefit Plan for such adjustment) of a benefit equal to the dollar amount specified in Section 415(b)(1)(A) of the Code beginning at the Social Security Retirement Age.

(d)	“Defined Contribution Plan” means this Plan and any other Retirement Plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to such account and any income, expense, gains and losses, and forfeitures of accounts of other participants which may be allocated to such account.

(e)	“Defined Contribution Plan Fraction”, for a Limitation Year, means a fraction.

(i)	the numerator of which is the sum of the Annual Additions to a Participant’s Accounts under this Plan and all other Defined Contribution Plans, as of the close of the Limitation Year and for all prior Limitation Years, and

(ii)	the denominator of which is the sum of the lesser of the following amounts, determined for such Limitation Year and for each prior year of the Participant’s service with an Employer or any member of the Controlled Group:

(A)	the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or

(B)	the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code.

(f)	“Limitation Year” means the Plan Year.

(g)	(i)	A Participant’s “Projected Annual Benefit” under a Defined Benefit Plan shall be equal to the annual retirement benefit to which he would be entitled under such Plan if he were to continue employment until his normal retirement age under such plan (or until his current age, if later), his Section 415 Compensation for the Limitation Year under consideration remains the same until the date he attains the age described above, and all other relevant factors used to determine benefits under the plan were to remain the same as in the current Limitation Year for all future Limitation Years.

	(ii)	For purposes of this Subsection (g),

Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarially equivalent straight life annuity before applying the limitation of this article. The actuarial assumptions used to determine actuarial equivalence will be those specified in the respective Defined Benefit Plan for such adjustment. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that were not maintained by the Employer. No actuarial adjustment to the benefit is required for (a) the value of a qualified joint and survivor annuity, (b) the value of benefits that are not directly related to retirement (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits, and (c) the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and Section 1.415-3(c)(2)(iii) of the Federal Income Tax Regulations.

(h)	“Retirement Plan” means any Plan maintained by an Employer or any member of the Controlled Group that is (i) a pension, profit sharing or stock bonus plan, described in Section 401(a) and 501(a) of the Code, (ii) an annuity plan or annuity contract described in Section 403(a) of the Code, or (iii) a simplified employee pension plan described in Section 408(k) of the Code. In addition, “Retirement Plan” shall include (A) an individual retirement account or an individual retirement annuity described in Section 408(a) or 408(b) of the Code, or any annuity contract described in Section 403(b) of the Code, if such account or annuity is considered to be maintained by an Employer or any member of the Controlled Group under Section 1.415-7(h) or (i) of the Federal Income Tax Regulations and (B) a program of voluntary contributions under a Defined Benefit Plan.

(i)	“Section 415 Compensation”, for any period, means an individual’s current compensation from an Employer or any member of the Controlled Group required to be reported on Form W-2 for such period including those items listed in Paragraph (1) of Treasury Regulation 1.415-2(d) but excluding those items listed in Paragraph (2) thereof; provided, however, for Limitations Years beginning on and after January 1, 1998, Section 415 Compensation shall include any elective deferral as defined in Section 402(g)(3) of the Code and amounts contributed or deferred by the Employer at the election of the Employee and not includable in income by reason of Section 125 or Section 132(0(4) of the Code.

(j)	“Social Security Retirement Age” means the age used as the retirement age under Section 216(1) of the Social Security Act, except that such section shall be applied in accordance with Section 415(b)(8) of the Code, (i) without regard to the age increase factor and (ii) as if the early retirement age under Section 216(1)(2) of the Social Security Act were 62.

14.2	Limitation

Notwithstanding anything in this Plan to the contrary and except as otherwise provided in this Article XIV, a Participant’s Annual Addition under this Plan, for a Limitation Year, may not exceed the lesser of -

(a)	$35,000 or such other amount as may be prescribed pursuant to Section 415(d) of the Code, or

(b)	twenty-five percent (25%) of his Section 415 Compensation for the Limitation Year.

14.3	Suspension

If the Annual Additions otherwise made to the Accounts of a Participant would cause the limitations of Section 415 applicable to that Participant for the Limitation Year to be exceeded, such excess shall be eliminated by making reductions in such Annual Additions in the following order:

(a)	First, the Participant’s Before-tax Contributions for that Limitation Year to the extent they constitute Annual Additions, and gains attributable to such contributions, shall be returned to the Participant.

(b)	Second, the excess amounts in the Participant’s Account shall be held unallocated in a Suspense Account to be established by the Trustees and shall be allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary), subject to the limitations of Section 415 of the Code, to the respective Accounts of all the participants in the Plan. If the Suspense Account has a balance at any time during a particular Limitation Year, other than the Limitation Year in which the excess amount initially arose, all amounts in the Suspense Account must be allocated and reallocated to Participants’ Accounts (subject to the limitations of Section 415) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

14.4	1.0 Limitation

Notwithstanding the provisions of Section 14.2 and 14.3, for each Participant who is also a participant in a Defined Benefit Plan, the Committee will compute such Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction and will adjust his Annual Additions and his Projected Annual Benefit, so that the sum of such fractions, for any Limitation Year, will not exceed (1.0).

The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in Section 2004 of ERISA, shall be complied with by a reduction (if necessary) in the Participant’s benefits under a Defined Benefit Plan before a reduction in this Plan.

Notwithstanding the foregoing, this Section 14.4 shall be null and void for Limitation Years beginning on and after January 1, 2001.

14.5	Miscellaneous

The limitation imposed by this Article XIV shall be administered in accordance with the final regulations and rulings issued by the Secretary of the Treasury under Section 415 of the Code.

ARTICLE XV

TOP HEAVY PLAN YEARS

15.1	Definitions

For purposes of this Article XV:

(a)	“Key Employee” means any Employee or former Employee (including beneficiaries of such Employee) who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is -

(A)	one of the ten (10) Employees whose annual 416 Compensation is more than the limitation in effect under Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer or any member of the Controlled Group;

(B)	an owner (within the meaning of Section 318 of the Code) of (1) more than five percent (5%) of the outstanding stock, or of stock possessing more than five percent (5%) of the total combined voting power, of the Employer or (2) more than five percent (5%) of the capital or profits interest in the Employer which is not a corporation;

(C)	an owner of (1) more than one percent (1%) of the outstanding stock or of stock possessing more than one percent (1%) of the total combined voting power of the Employer or (2) more than one percent (1%) of the capital or profits interest in the Employer which is not a corporation, in either case if and only if the 416 Compensation of such owner from all Employers and members of the Controlled Group combined exceeds $150,000; or

(D)	an officer of an Employer or any member of the Controlled Group whose 416 Compensation exceeds 50% of the dollar limit in effect under Section 415(b)(1)(A) of the Code for any such Plan Year.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(b)	“Non-key Employee” means an Employee who is not a Key Employee.

(c)	“Determination Date” means with respect to any Plan Year the last day of the immediately preceding Plan Year.

(d)	“Aggregation Group” means

(i)	each plan of an Employer or any member of the Controlled Group, which -

(A)	has one or more Participants who are Key Employees, and/or

(B)	enables any plan described in Subparagraph (A) to meet the requirements of Section 401(a)(4) or Section 410 of the Code,

plus, at the Bank’s election,

(ii)	any other plan or plans which, when considered together with the plan or plans described in Paragraph (i), satisfy the requirements of Section 401(a)(4) and Section 410 of the Code.

(e)	the terms “Employee” and “Key Employee” include former Employees and the beneficiaries of present and former Employees.

(f)	“Top-Heavy Plan Year” means any Plan Year with respect to which the Plan is a Top-Heavy Plan described in Section 15.3, such Section 15.3 to be read as incorporating the definitions supplied by Section 416 of the Code and the regulations promulgated thereunder, and those of any successor statute thereto.

(g)	“416 Compensation” has the meaning given the term compensation by Section 414(q)(4) of the Code.

15.2	Top-Heavy Minimum Governs

To the extent required under Section 401(a)(10)(B) and/or Section 416 of the Code (or any successor statute(s) thereto), for any Top-Heavy Plan Year, the provisions of Section 15.4 shall apply to the Plan, notwithstanding any other provision in the Plan.

15.3	Top-Heavy Determination

(a)	The Plan is a Top-Heavy Plan with respect to a Plan Year, if, as of the Determination Date of such Plan Year -

(i)	the aggregate of the Account balances of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Account balances of all Employees under the Plan unless the Plan is a member of an Aggregation Group with respect to which the percentage test of Subparagraph (ii)(B) is not met; or

(ii)	the Plan is a member of an Aggregation Group -

(A)	which is described in Section 15.1(d)(i), and

(B)	with respect to which the sum of -

(1)	the present value of the cumulative accrued benefits, of all Key Employees under all defined benefit plans in the Aggregation Group, and

(2)	the aggregate of the account balances of all Key Employees under all defined contribution plans in the Aggregation Group -

exceeds sixty percent (60%) of the sum of -

(3)	the present value of the cumulative accrued benefits, of all Employees under all defined benefit plans included in the Aggregation Group, and

(4)	the aggregate of the account balances of all Employees under all defined contribution plans in the Aggregate Group.

(b)	For purposes of this Section 15.3:

(i)	the accrued benefit and/or account balances of any Employee who is not a Key Employee during the Plan Year but who was a Key Employee during any prior Plan Year shall be disregarded;

(ii)	the present value of an Employee’s accrued benefit under a defined benefit plan as of a Determination Date shall be determined as of that valuation date which occurs within the twelve (12) month period ending on such Determination Date and is used by the enrolled actuary for computing Plan costs for minimum funding, as if the Employee’s separation from service occurred on such valuation date.

(iii)	the account balance of an Employee in a defined contribution plan as of any Determination Date shall be equal to the account balance of the Employee on the valuation date which occurs within the twelve (12) month period ending on such Determination Date including an adjustment for contributions made or which are due as of such Determination Date.

(iv)	for any Plan Year the present value of the accrued benefit or the account balance of any Employee who has not performed service for an Employer during the five (5) year period ending on the Determination Date shall be disregarded.

(v)	the account balance of an Employee in a defined contribution plan or the present value of the accrued benefit of an Employee in a defined benefit plan, as of a Determination Date -

(A)	excludes any rollover contribution or similar transfer to such plan and attributable to the Participant’s interest in a plan other than a plan maintained by an Employer or any member of the Controlled Group, and

(B)	includes any amount distributed with respect to the Employee under the plan within the five (5) year period ending on the Determination Date, except to the extent that such amount is included in such Employee’s account balance or the present value of his accrued benefit pursuant to Paragraph (ii) or (iii). This Subparagraph (B) shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group.

(vi)	the present value of Employees’ accrued benefit shall be determined using the actuarial assumptions specified in the respective Defined Benefit Plans under which such benefits accrued. The accrued benefit or any Employee (other than a Key Employee) shall be determined

(A)	under the method which is used for accrual purposes for all plans of the employer or any member of the Controlled Group, or

(B)	if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

15.4	Minimum Benefit

(a)	Except as provided in Subsection (b), the amount of the Employer contribution made on behalf of each Participant who is not a Key Employee for any Plan Year for which the Plan is a Top-Heavy Plan shall be at least equal to the lesser of:

(i)	three percent (3%) of such Participant’s Section 415 Compensation if the Non-Key Employee has not separated from service at the end of the Plan Year, regardless of whether the Non-Key Employee had 1,000 Hours of Service, less any amount contributed on behalf of the Participant under any other defined contribution plan maintained by an Employer or an Affiliate; or

(ii)	the percentage of Section 415 Compensation represented by the Employer contribution made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the Employer contribution made on behalf of each such key Employee by so much of his Section 415 Compensation as does not exceed $150,000.

(b)	Where the inclusion of this Plan in an Aggregation Group pursuant to Section 15.1(d)(i) enables a defined benefit plan described in Section 15.1(d)(i) to meet the requirements of Section 401(a)(4) or Section 410 of the Code, the minimum contribution required under this Section 15.4 shall be the amount specified in Section 15.4(a)(i).

(c)	The above provisions shall not apply to any Participant to the extent that he is covered under any other plan or plans of the Employer or any member of the Controlled Group and such plan or plans have provided the minimum allocation or benefit requirement applicable to this Top-Heavy Plan will be met in such other plan or plans.

(d)	Matching contributions and elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution requirement of Section 416(c)(2) of the Code. Elective and matching contributions on behalf of Employees other than Key Employees shall not be treated as Employer contributions for purposes of the minimum contribution requirements of Section 416 of the Code.

15.5	Miscellaneous

For any Top-Heavy Plan Year, the limitations contained in Article XIV of the Plan shall be applied by substituting “1.0” for “1.25” in Section 14.1(c)(ii) and 14.1(e)(ii) of the Plan, unless for such Plan Year -

(a)	the requirements of Section 15.4 would be satisfied if “four percent (4%)” were substituted for “three percent (3%)” in Subsection (a)(i) thereof; and

(b)	the Plan would not be a Plan described in Section 15.3 if “ninety percent (90%)” were substituted for “sixty percent (60%)” whenever the latter figure appears in Section 15.3.

Notwithstanding the foregoing, this Section 15.5 shall be null and void for Plan Years beginning on and after January 1, 2001.

15.6	Top-Heavy Minimum Provided Under Defined Benefit Plan

For any Plan Year in which the Plan is Top Heavy, non-key Employees participating in this Plan and the Bank’s defined benefit plan will receive the Top-Heavy minimum benefit under the defined benefit plan.

ARTICLE XVI

MISCELLANEOUS

16.1	Uniform Administration

Whenever, in the administration of the Plan, any action is required to be taken by an Employer or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Participants who are officers or significant shareholders of an Employer or persons whose principal duties consist of supervising the work of other employees or Highly Compensated Employees.

16.2	Payment Due an Incompetent

If the Committee determines that any person to whom a payment is due thereunder is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations on account of such payment of the Committee, the Trustee and the Trust Fund.

16.3	Source of Payments

All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employers assume no liability or responsibility therefor, except to the extent required by law.

16.4	Plan Not a Contract of Employment

Nothing herein contained shall be deemed to give any Employee or Participant the right to be retained in the employ of an Employer or any member of the Controlled Group or to interfere with the right of the Employer to discharge any Employee or Participant at any time.

16.5	Applicable Law

Except to the extent governed by Federal law the Plan shall be administered and interpreted in accordance with the laws of the State of Delaware.

16.6	Unclaimed Amounts

It shall be the sole duty and responsibility of a Participant or Beneficiary to keep the Committee apprised of the most current mailing address. If any benefit to be paid under the Plan is unclaimed, within such reasonable time period in accordance with applicable law, as the

Committee shall prescribe, it shall be forfeited and applied to reduce Company Matching Contributions; provided, however, that such forfeiture shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

16.7	No Liabilities

No liability shall attach to any Employer for payment of any benefits or claims thereunder, and all Participants and Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment or any such benefit or claim.

16.8	Refund of Employer Contribution

In the event of (a) initial disqualification of the Plan in accordance with Section 403(c)(2)(B) of ERISA, (b) disallowance of a deduction, or (c) mistake of fact, the Employer contributions shall be returned to the Employer which made said contribution to the extent permitted under Section 403(c) of ERISA and Section 401(a)(2) of the Code. Return of contributions pursuant to (a), (b) or (c) of this Section shall be made within one (1) year of the date of adverse determination, disallowance of deduction, or date of payment of the mistaken portion of the contribution, as the case may be only after timely written demand has been made therefor by the Employer.

16.9	Illegality or Invalidity

If any provision in this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, which shall be construed and enforced as if such illegal or invalid provision had never been included herein.

16.10	Gender

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply; and vice versa.

ARTICLE XVII

SPECIAL RULES FOR TRANSFERRED ACCOUNTS

17.1	Accounts Transferred from California Federal Employees’ Investment Plan

The following provisions shall apply to the Accounts transferred into the Plan from California Federal Employees’ Investment Plan (formerly known as the “First Nationwide Employees’ Investment Plan”).

(a)	All transferred funds shall be accounted for separately and all optional forms of benefits protected under Section 411(d)(6) of the Code shall be preserved with respect to the transferred funds.

(b)	All transferred funds shall be available for in-service distribution once each Plan Year for:

(i)	withdrawal upon the Participant’s attainment of age 59 1/2, and

(ii)	loans under the provisions of the Plan.

(c)	All transferred funds shall be available for hardship withdrawals under the provisions of the Plan.

(d)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 or less.

17.2	Merger of North Side Savings Bank 401(k) Savings Plan

Effective as soon as reasonably practicable after the receipt of a favorable determination letter from the Internal Revenue Service, North Side Savings Bank 401(k) Savings Plan (“Northside Plan”) will be merged into the Plan. All assets and liabilities of the North Side Plan will be transferred into the Plan. The following shall apply to transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

(b)	All transferred funds shall be available for in-service distributions twice each Plan Year for withdrawal upon the Participant’s attainment of age 59 1/2.

(c)	All transferred funds shall be available for in-service distributions once each Plan Year for loans under the provisions of the Plan.

(d)	All transferred funds shall be available for hardship withdrawals under the provisions of the Plan.

(e)	Promissory notes for outstanding loans in the Northside Plan will be accepted by the Trustee. The loans will amortize for the same period of time and at the same interest rate as previously agreed to under the Northside Plan, modified wherever necessary.

(f)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 or less.

17.3	Transfer of Assets and Liabilities of Bank of Great Neck 401(k) Savings and Profit Sharing Plan

Effective August 1, 1997, the assets and liabilities of the Bank of Great Neck 401(k) Savings and Profit Sharing Plan shall be transferred into the Plan. The following shall apply to transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

(b)	All transferred funds shall be available for in-service distributions for

(i)	withdrawal upon the Participant’s attainment of age 59 1/2,

(ii)	loans under the provisions of the Plan; and

(iii)	hardship withdrawals under the provisions of the Plan.

(c)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70’/2. The previous sentence shall not apply to Account balances of $5,000 or less.

17.4	Transfer of Assets and Liabilities of Extebank 401(k) Plan

Effective as soon as practicable after the receipt of a Compliance Statement from the Internal Revenue Service, the assets and liabilities of the Extebank 401(k) Plan will be transferred with the Plan. The following shall apply to the transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

(b)	All transferred funds shall be available for in-service distributions for

(i)	loans under the provisions of the Plan; and

(ii)	hardship withdrawals under the provisions of the Plan.

(c)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 or less.

17.5	Transfer of Assets and Liabilities from Bayside Federal Savings Bank Tax Deferral Plan

Effective December 31, 1997, the assets and liabilities of the Bayside Federal Savings Bank Tax Deferral Plan (the “Bayside Plan”) shall be transferred into the Plan. The following shall apply to transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

(b)	All transferred funds shall be available for in-service distributions for

(i)	withdrawal upon the Participant’s attainment of age 59 1/2,

(ii)	loans under the provisions of the Plan; and

(iii)	(hardship withdrawals under the provisions of the Plan.

(c)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 or less.

(d)	Promissory Notes for outstanding loans in the Bayside Plan will be accepted by the Trustee. The loans will amortize for the same period of time and at the same interest rate as previously agreed to under the provisions of the Bayside Plan, modified wherever necessary.

17.6	Transfer of Assets and Liabilities from Home Federal Savings Bank Tax Deferral Savings Plan

Effective December 31, 1998, the assets and liabilities of the Home Federal Savings Bank Tax Deferral Savings Plan will be transferred into the Plan. The following shall apply to transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately. Separate accounts shall be set up for transferred voluntary after-tax contributions.

(b)	All benefits protected under Section 411(d) of the Code shall be preserved.

(c)	All transferred funds shall be available for in-service distributions for:

(i)	withdrawal upon the Participant’s attainment of age 59 1/2;

(ii)	loans under the provisions of the Plan; and

(iii)	hardship withdrawals under the provisions of the Plan.

(d)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 or less.

17.7	Transfer of Assets and Liabilities from the Branford Savings Bank 401(k) Savings and Retirement Plan

Effective December 31, 1998, the assets and liabilities of the Branford Savings Bank 401(k) Savings and Retirement Plan will be transferred into the Plan.

The following shall apply to transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

(b)	All transferred funds shall be available for in-service distributions for:

(i)	loans under the provisions of the Plan and

(ii)	hardship withdrawals under the provisions of the Plan.

(c)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 of less.

17.8	Transfer of Assets and Liabilities of Reliance Federal Savings Bank 401(k) Retirement Savings Plan

Effective December 31, 2000, the assets and liabilities of the Reliance Federal Savings Bank 401(k) Retirement Savings Plan (the “Reliance Federal Plan”) shall be transferred into the Plan. The following shall apply to transferred Participant Accounts.

(a)	All transferred funds shall be accounted for separately and all benefits protected under Section 411(d) of the Code shall be preserved.

(b)	All transferred funds shall be available for in-service distributions for

(i)	withdrawal upon the Participant’s attainment of age 59 1/2,

(ii)	loans under the provisions of the Plan; and

(iii)	hardship withdrawals under the provisions of the Plan.

(c)	Transferred funds shall not be distributed without the consent of the Participant or the Participant’s Beneficiary (if the Participant is deceased and the Beneficiary is his or her surviving spouse) prior to April 1 of the year following the year in which the Participant attains (or in the event of his or her death would have attained) age 70 1/2. The previous sentence shall not apply to Account balances of $5,000 or less.

(d)	Promissory Notes for outstanding loans in the Reliance Federal Plan will be accepted by the Trustee. The loans will amortize for the same period of time and at the same interest rate as previously agreed to under the provisions of the Reliance Federal Plan, modified wherever necessary.

ARTICLE XVIII

SPECIAL EFFECTIVE DATES

18.1	General Effective Date

This amended and restated Plan is generally effective as of January 1, 2002 and states the terms of the Plan as of that date. Notwithstanding the foregoing, certain provisions of the Plan are effective prior to January 1, 2002, as stated in Section 18.2 and in other Sections of the Plan, and certain provisions are effective later than January 1, 2002, as specified.

18.2	Special Effective Dates

It is the intent of the Bank in adopting this restated Plan that any provision of the Plan which must be retroactively effective as of a date (a “Remedial Amendment Date”) earlier than January 1, 2002 for the Plan to continue to be tax-qualified under Section 401(a) of the Code shall be effective as of such Remedial Amendment Date. The following provisions of this amended and restated Plan shall be effective as follows:

(a)	Section 2.18, Section 6.2 (last sentence), and Section 6.17 are effective as of November 9, 2001.

(b)	Section 3.1(d) and Section 3.10 are effective as of April 1, 2002.

(c)	Section 11.8 (last two sentences) is effective as of April 2, 2002.

(d)	Section 9.2 (5th and 6th sentences) is effective as of May 1, 2002.

(e)	Sections 10.1 (parenthetical in 1st sentence) and 10.5 are effective as of August 1, 2002.

(f)	Section 11.10 (last sentence) is effective as of August 1, 2002.

(g)	Sections 2.19 and 6.18 are effective as of November 1, 2002.

(h)	Sections 2.20 and 6.19 are effective as of the dates described therein.

(i)	Appendix A and its articles and subsections are effective as of the dates specified therein.

ARTICLE XIX

ESOP PROVISIONS

19.1	ESOP Feature

Effective January 1, 2002, this Article XIX adds an ESOP Feature to the Plan, which ESOP is both a profit sharing and an employee stock ownership plan intended to qualify under Sections 401(a) and 4975(e)(7) of the Code, and as such is designed to invest primarily in employer securities described in Section 409(1) of the Code. Additional definitions governing this ESOP Feature are found in Section 19.11 below. ESOP Contributions shall be wholly invested in Stock (unless otherwise directed by the Bank or the Committee) and the ESOP Feature shall (unless otherwise directed by the Company or the Committee) include the portion of a Participant’s Before-tax Contribution Account, Bank Matching Contribution Account, Qualified Nonelective Contribution Account and Rollover Account allocated to the investment fund comprised of Bank Stock.

19.2	Acquisition Loans

The Bank may direct the ESOP Trustee to incur Acquisition Loans from time to time to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be primarily for the benefit of Participants and their Beneficiaries. The proceeds of any Acquisition Loan shall be used within a reasonable time only to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be an obligation of the ESOP Feature of the Plan and shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. In the event of default under an Acquisition Loan, the value of Trust assets transferred in satisfaction of any Acquisition Loan shall not exceed the amount of the default. Any Acquisition Loan may be secured by collateral pledge of the Leveraged Shares so acquired. No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets other than any Leveraged Shares remaining subject to pledge. Any pledge of Leveraged Shares must provide for the release of shares so pledged on a pro rata basis as principal and interest on the Acquisition Loan is repaid by the ESOP Trustee and such Leveraged Shares are allocated to Participants’ Accounts as provided under Article IV. Except upon termination of the Plan or the ESOP Feature of the Plan, repayments of principal and interest on any Acquisition Loan shall be made by the ESOP Trustee (as directed by the Bank) only from ESOP Contributions paid in cash to enable the ESOP Trustee to repay such Acquisition Loan, from earnings attributable to such contributions, from any collateral given for the Acquisition Loan, and from any cash dividends paid on Bank Stock (whether or not allocated to the Participants’ Accounts). In acquiring Leveraged Shares, the ESOP Trustee shall pay no more than “adequate consideration” (as defined in ERISA Section 3(18)).

19.3	Release of Leveraged Shares

(a)	For each ESOP Allocation Period during which there are Leveraged Shares in a Loan Suspense Account, the Employer shall make contributions in an amount sufficient to enable the ESOP Trustee to pay any currently maturing obligation under the related Acquisition Loan, without regard to the accumulated earnings and profits of the Employer.

(b)	Any Leveraged Shares shall initially be credited to a Loan Suspense Account and shall be allocated to Participants’ Accounts for each ESOP Allocation Period only as payments of principal and interest on the Acquisition Loan used to purchase such Leveraged Shares are made by the ESOP Trustee. The number of Leveraged Shares to be released from the Loan Suspense Account as soon as practicable following any amortization of an Acquisition Loan shall equal the number of Leveraged Shares in the Loan Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of ESOP Contributions and any dividends on Stock which are applied to the payment of principal and interest on the Acquisition Loan during the ESOP Allocation Period(s). The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Acquisition Loan repayment period. For purposes of computing the denominator of the fraction referred to above, if the interest rate on the Acquisition Loan is variable, the interest to be paid in subsequent ESOP Allocation Periods shall be calculated by assuming that the interest rate in effect as of the date of amortization and release from the Loan Suspense Account will be the interest rate in effect for the remainder of the term of the Acquisition Loan. Notwithstanding the foregoing, in the event such Acquisition Loan shall be repaid with the proceeds of a subsequent Acquisition Loan (“Substitute Loan”), such repayment shall not operate to release all such shares from the Loan Suspense Account, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal and interest on such Substitute Loan.

(c)	If permitted by the Bank pursuant to a one-time irrevocable designation (which shall be made, if at all, upon the making of an Acquisition Loan) by the Board, then, in lieu of applying the provisions of subsection (b) with respect to an Acquisition Loan, Shares shall be released from the Loan Suspense Account as the principal amount of such Acquisition Loan is repaid (without regard to interest payments) provided the following three conditions are satisfied.

(1)	The Acquisition Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(2)	The interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and

(3)	If the Acquisition Loan is renewed, extended or refinanced, the sum of the expired duration of the Acquisition Loan and the renewal, extension or new Acquisition Loan shall not exceed ten years.

(d)	If at any time there is more than one Acquisition Loan outstanding, then separate accounts shall be established under the Loan Suspense Account for each such Acquisition Loan. Each Acquisition Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the release of Shares from the Loan Suspense Account under this Section 19.3 (including for purposes of determining whether Section 19.3(b) or Section 19.3(c) governs the release of Shares from any particular Loan Suspense Account).

(e)	As soon as practicable following the release of Leveraged Shares from a Loan Suspense Account as a result of a loan amortization payment, a portion of the total number of Shares so released shall be allocated to Participants’ Accounts based on the amounts of any dividends on Stock used to make the loan amortization payment. The portion so released shall be separately calculated with respect to:

(1)	cash dividends on Stock held in Participants’ Accounts (the “Allocated Dividends”) and

(2)	dividends on Stock held in the Loan Suspense Account (the “Unallocated Dividends”).

The number of released shares with respect to Allocated Dividends shall be determined and allocated as earnings in accordance with the provisions of Section 19.6. The number of released shares with respect to Unallocated Dividends shall be allocated among Participants’ Accounts pursuant to subsection (f) below.

(f)	As soon as practicable following each ESOP Allocation Period, all Leveraged Shares that have been released from the Loan Suspense Account as a result of loan amortization payments made during such ESOP Allocation Period that have not and will not be allocated pursuant to Subsection 19.6 shall be allocated to Participants’ Accounts pursuant to this subsection (f).

(1)	For any ESOP Allocation Period such Leveraged Shares shall be allocated to a Participant’s Account in the manner provided in Article IV. Any such allocation shall be considered “matching contributions” for purposes of Code Section 401(m).

(2)	The amount, if any, by which Bank Matching Contributions to be made for any ESOP Allocation Period exceeds the value of Shares released from the Loan Suspense Account and allocated to Participants’ Accounts in accordance with Article IV, will be paid to the ESOP Trustee in cash, shares or any other property acceptable to the ESOP Trustee as an ESOP Contribution including forfeitures or, in the discretion of the Employer, may be made to the ESOP Trustee or Trustees in cash or other property acceptable to such trustee as a non-ESOP Contribution to be allocated to the Accounts of Participants in accordance with Article IV.

(3)	If the amount of Bank Matching Contribution to be made for a Plan Year is less than the value of Shares released from the Loan Suspense Account and allocated to Participants’ Accounts in accordance with Article IV such excess value shall be allocated among Participants’ Accounts as an additional Bank Matching Contribution that is an ESOP Contribution.

19.4	Put Option

If at the time of distribution, Bank Stock distributed from the ESOP Fund is not readily tradable on an established market within the meaning of Section 409(h) of the Code and the Regulations, such Bank Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Stock distributed to him by the ESOP Fund to the ESOP Trustee. Should the ESOP Trustee decline to purchase all or any part of the Stock put to it by the Qualified Holder, the Employer shall purchase the Stock that the ESOP Trustee declines to purchase. The put option shall be subject to the following conditions:

(a)	The term “Qualified Holder” shall mean the Participant or Beneficiary receiving the distribution of such Stock, any other party to whom the Stock is transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b)	During the 60-day period following any distribution of such Stock, a Qualified Holder shall have the right to require the Employer to purchase all or a portion of the distributed Stock held by the Qualified Holder. The purchase price to be paid for any such Stock shall be their fair market value determined as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 19.4 or, in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e)(2) of the Code or a “party in interest” within the meaning of ERISA Section 3(14), as of the date of the transaction.

(c)	If a Qualified Holder shall fail to exercise his put option right, the option right shall temporarily lapse upon the expiration of the sixty (60) day period. As soon as practicable following the last day of the Plan Year in which the sixty (60) day option period expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Stock as of that date. During the sixty (60) day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed Bank Stock. The purchase price to be paid therefor shall be fair market value determined as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 19.4, or, in the case of a transaction between the Plan and a “disqualify person” within the meaning of Section 4975(e)(2) of the Code, be a “party in interest” within the meaning of ERISA Section 3, as of the date of the transaction.

(d)	The foregoing put options hereof shall be effective solely against the Employer and shall not obligate the Plan or Trust in any manner.

(e)	In making the determination of fair market value, the Bank shall consider, to the extent permitted by law, the same methodology used to value the Bank Stock at the time of its initial purchase by the ESOP Trustee and shall, to the extent permitted by law, include as a valuation factor at least the same proportionate share of enterprise value as was taken into account at the time of such purchase of Bank Stock.

(f)	The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or State laws.

(g)	Except as otherwise required or permitted by the Code, the put options under this Section 19.4 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

(h)	A Qualified Holder must exercise his put option in writing. If a Qualified Holder. exercises his put option under this Section 19.4, payment for the Stock repurchased shall be made, in the case of a distribution of a Participant’s Account within one taxable year, in substantially equal annual payments over a period beginning not later than thirty (30) days after the exercise of the put option and not exceeding five (5) years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than thirty (30) days after such exercise.

19.5	Investment Diversification

Notwithstanding other the provisions of the Plan, the portion of a Participant’s Account invested in the ESOP Fund shall be subject to the diversification rights set forth in Code Section 401(a)(28).

19.6	Use of Dividends

All cash dividends on Stock allocated to Participants’ Accounts from a Loan Suspense Account may, as determined by the Committee, be used in whole or in part, consistent with Section 404(k) of the Code to make principal or interest payments on the Acquisition Loan giving rise to such Loan Suspense Account, or may be retained in the Participant’s Account or paid out to the Participant. The Committee may determine how such dividends may be applied for any Plan Year up to the time when such dividends are finally allocated to the Accounts of Participants as of the last day of the Plan Year. Such dividends may not be used for payment of such Acquisition Loan unless Stock released for the benefit of Participants who would have otherwise been credited with the value of such dividends has a fair market value not less than the amount of such dividends which would have been otherwise allocated for the benefit of the Participant for the Plan Year. The allocation under Section 19.3(e) of the value of Stock released pursuant to this Section 19.6 shall be made to Participants in the same proportion that the value of dividends used for payment of the Acquisition Loan would have been allocated for the benefit of such Participants. All cash dividends on Leveraged Shares that are not allocated to any Participant’s Account shall be used to repay an Acquisition Loan.

19.7	Stock Valuations

Stock held in Participants’ Accounts shall be valued as of each Valuation Date, or at the discretion of the Committee, more frequently. All valuations of Stock which is not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code.

19.8	Voting and Tendering of Unallocated Shares

All voting and tendering decisions with respect to Stock held by the ESOP Trustee shall be made in accordance with Article VIII, provided that with respect to unallocated Stock the following shall apply:

(a)	Each Participant who has ESOP Match Stock allocated to his Participant’s Account and who is entitled to direct the ESOP Trustee whether or not to tender or exchange Shares allocated to his Participant’s Account shall separately direct the ESOP Trustee, as a Named Fiduciary, with respect to the tender or exchange of a portion of the Shares that are unallocated to any Participant’s Account. Such direction (treating non-receipt of directions as a direction not to tender or exchange) shall be with respect to such number of unallocated Shares multiplied by a fraction, the numerator of which is the number of Shares of ESOP Match Stock allocated to the Participant’s Account and the denominator of which is the total number of Shares of ESOP Match Stock allocated to the Accounts of all Participants. Fractional Shares shall be rounded to the nearest 1/1000th of a Share.

(b)	Each Participant who has ESOP Match Stock allocated to his Participant’s Account and who is entitled to vote on any matter presented for a vote by the stockholders shall separately direct the ESOP Trustee with respect to the vote of a portion of the Shares that are unallocated to any Participant’s Account. Such direction shall be with respect to such number of votes equal to the total number of votes attributable to Shares not allocated to Participants’ Accounts multiplied by a fraction, the numerator of which is the number of votes attributable to ESOP Match Stock allocated to the Participant’s Account and the denominator of which is the total number of votes attributable to the Accounts of all Participants. Any unallocated Shares for which no instructions have been received by the ESOP Trustee shall be voted by the ESOP Trustee in proportion to the unallocated Shares as to which instructions have been received. Fractional Shares shall be rounded to the nearest 1/1000th of a Share.

19.9	Exclusive Benefit

In no event shall any part of the Plan, including the ESOP Feature, be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and their Beneficiaries. Notwithstanding the foregoing, in the event that an ESOP Contribution is conditioned upon initial qualification of the ESOP Feature under Section 401(a) of the Code, and the ESOP Feature does not so qualify, the contribution may, to the extent permitted by law, be returned to the Company within one year after the denial of qualification.

19.10	Termination of ESOP Feature

Upon a complete termination of the Plan, or of the ESOP Feature, any unallocated Leveraged Shares shall be sold to the Company or on the open market. The proceeds of such sale shall be used to satisfy any outstanding Acquisition Loan and the balance of any funds remaining shall be allocated to the Accounts of all Participants on the date of termination based on the proportion that each Participant’s Compensation for the next preceding Plan Year bears to the total of all Participant Compensation as so defined for such Plan Year.

19.11	Definitions

For purposes of this Article IX the following special definitions shall apply:

(a)	“Acquisition Loan” shall mean a loan or other extension of credit described in Code Section 4975(d)(3) which is used to finance the purchase of Stock by the ESOP Trustee.

(b)	“ESOP Allocation Period” shall mean such calendar quarter.

(c)	“ESOP Contributions” shall mean the contributions described in Article IV.

(d)	“ESOP Feature” shall mean that portion of the Plan consisting of the ESOP Fund which constitutes an employee stock ownership plan as defined in Code Section 4975(e)(7).

(e)	“ESOP Fund” shall mean that portion of the Plan which consists of Bank Stock, and any income thereon. The ESOP Fund shall include all Bank Stock in the Plan whether or not such Stock constitutes Leveraged Shares.

(f)	“ESOP Match Stock” shall mean with respect to any Acquisition Loan all Stock in the Plan allocated to Participant Accounts which is attributable to ESOP Contributions which are used to pay principal or interest on such Acquisition Loan.

(g)	“ESOP Trustee” shall mean the Trustee of the ESOP Fund.

(h)	“Leveraged Shares” shall mean shares of Stock acquired by the ESOP Trustee with the proceeds of an Acquisition Loan, pursuant to Section 19.2. Except as required by Code Section 409(h) and by Treasury Regulation Sections 54.4975-7(b)(9), (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code Section 4975(e)(7), at that time.

(i)	“Loan Suspense Account” shall mean an account under which Leveraged Shares are held until released for allocation pursuant to Section 19.3.

(j)	“Shares” shall mean shares of Bank Stock.

(k)	“Stock” shall mean Common Stock.

(l)	“Termination of Employment” shall mean the date an Employee ceases to be an Employee.

19.12	Annual Additions

For purposes of Section 14.1(a) of the Plan, the amount of any contribution to the Plan made by an Employer during a Plan Year that is (1) used to repay principal and interest on an Acquisition Loan or (2) used to fund Employer Matching Contributions shall be considered an Annual Addition for the Plan Year. Annual Additions shall not include the value of any Leveraged Shares that are allocated to Participants’ Accounts for the Plan Year. Moreover, if in any Plan Year no more than one-third of ESOP Contributions are allocated to Participants who are Highly Compensated Employees, the twenty five percent (25%) and dollar limitations of Code Section 415(c) shall not apply to ESOP Contributions which are used to make interest payments under an Acquisition Loan or to reallocated forfeitures of Stock acquired with the proceeds of an Acquisition Loan.

19.13	Governing Provisions

With respect to matters not covered specifically by this Article XIX, such matters shall be governed by the other terms and provision of this Plan.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this      day of                     .

North Fork Bancorporation, Inc.

By:

ATTEST:

Secretary

APPENDIX A

EGTRRA AND OTHER AMENDMENTS

*    *    *

ARTICLE A-I

GOOD FAITH COMPLIANCE AMENDMENT FOR THE

ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

SECTION 1. PREAMBLE

1.	Adoption and Effective Date of Amendment. This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) that are applicable to the Plan. This Amendment is intended as “good faith” compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder by the Internal Revenue Service. Except as otherwise provided herein, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

2.	Supersession of Inconsistent Provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

3.	Capitalized Terms. Capitalized terms which are not otherwise defined herein shall have the meaning ascribed to such terms in the Plan document.

SECTION 2. INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within that calendar year.

SECTION 3. ELECTIVE DEFERRALS — CONTRIBUTION LIMITATION

No Participant shall be permitted to have Salary Deferral Contributions made under this Plan, or any other qualified Plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under section 3.10 of the Plan and section 414(v) of the Code, if applicable.

SECTION 4. LIMITATIONS ON CONTRIBUTIONS

1.	Effective Date. This Section shall be effective for Limitation Years beginning after December 31, 2001.

2.	Maximum Annual Additions. The Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost of living under section 415(d) of the Code, or

(b)	100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code,

for the Limitation Year. The compensation limit referred to in subsection (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

SECTION 5. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 7.10 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

SECTION 6. SUSPENSION PERIOD FOR HARDSHIP

A participant who receives a distribution of elective deferrals on account of hardship after December 31, 2001, shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six months after receipt of the distribution. A participant who receives a distribution of elective deferrals on account of hardship in calendar year 2001 shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for the period specified below in this section.

A participant who receives a distribution of elective deferrals on account of hardship in calendar year 2001 shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of elective deferrals that were in effect before this amendment.

In addition, the limit in subparagraph (4) of section 9.1 shall be inapplicable for a Participant who receives a distribution on account of hardship on or after January 1, 2002.

SECTION 7. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1.	Effective date. This section shall be effective as of January 1, 2002, and shall apply with respect to distributions and severances from employment occurring on and after that date.

2.	New distributable event. A Participant’s Salary Deferral Contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

SECTION 8. MODIFICATION OF TOP-HEAVY RULES

The top-heavy requirements of section 416 of the Code and Article XV of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code, and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met.

SECTION 9. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1.	Effective date. This section shall apply to distributions made after December 31, 2001.

2.	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in section 11.9 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible Plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

3.	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in section 11.9 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement Plan.

4.	Modification of definition of eligible rollover distribution to include after-tax Contributions. For purposes of the direct rollover provisions in section 11.9 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution Plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION 10. ROLLOVERS FROM OTHER PLANS

1.	Effective date. The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below.

2.	Types of rollovers accepted:

2.1	Direct rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

2.2	Participant rollover contributions from other plans. The Plan will accept a participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

2.3	Participant rollover contributions from IRAs. The Plan will not accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

SECTION 11. TOTAL (SECTION 415) COMPENSATION – AUTOMATIC CAFETERIA PLAN ENROLLMENTS

1.	Effective date. This Section 11 shall apply to Plan Years and Limitation Years beginning on and after January 1, 1998.

2.	For purposes of the definition of the term “Section 415 Compensation” under Section 14.1(i) of the Plan, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Member’s other health coverage as part of the enrollment process for the health plan.

ARTICLE A-II

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1. GENERAL RULES

1.	Effective date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2.	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan. Notwithstanding the foregoing, this Article A-II is not intended to defer the timing of distributions beyond the date otherwise required under the Plan or to create any benefits (including, but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan.

3.	Requirements of Treasury regulations incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

4.	TEFRA section 242(b)(2) elections. Notwithstanding the other provisions of this Article, other than section 1.3, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

SECTION 2. TIME AND MANNER OF DISTRIBUTION

1.	Required beginning date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.	Death of Participant before distributions begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 2.2, other than 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a).

3.	Forms of distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this Article.

SECTION 3. REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

1.	Amount of required minimum distribution for each distribution calendar year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

2.	Lifetime required minimum distributions continue through year of Participant’s death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

SECTION 4. REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

1.	Death on or after date distributions begin.

(a)	Participant survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.	Death before date distributions begin.

(a)	Participant survived by designated beneficiary. Except as provided in section 2.2(b), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section 4.1.

(b)	No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of surviving spouse before distributions to surviving spouse are required to begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the Participant.

SECTION 5. DEFINITIONS

1.	Designated beneficiary. The individual who is designated as the beneficiary under section 2.5 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

2.	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3.	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

4.	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.	Required beginning date. The date specified in section 11.9 of the Plan.

Amendment Number One to the

North Fork Bancorporation, Inc.

401(k) Retirement Savings Plan

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan as Amended and Restated Generally Effective as of January 1, 2002 (the “Plan”) is hereby amended in the following respects:

The following amendment is effective as of June 1, 2003:

1.	A new Section 17.9 is added to the Plan to read in its entirety as follows:

“17.9 Transfer of Assets and Liabilities of the 401(k) Profit-Sharing Plan of Commercial Bank of New York

Effective June 1, 2003, the assets and liabilities of the 401(k) Profit-Sharing Plan of Commercial Bank of New York (the “CBNY Plan”) shall be transferred into the Plan. The following shall apply to transferred Participant Accounts:

(a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d)(6) of the Code shall be preserved.

(b) All transferred funds shall be available for in-service distributions for:

(i)	withdrawal upon the Participant’s attainment of age 59Y2,

(ii)	loans under the provisions of the Plan,

(iii)	hardship withdrawals under the provisions of the Plan, and

(iv)	any other circumstances under which in-service withdrawal was available under the terms of the CBNY Plan, but only with respect to the particular funds to which those in-service withdrawal rights applied.

(c) Promissory Notes for outstanding loans in the CBNY Plan will be accepted by the Plan Trustee. The loans will amortize for the same period of time and at the same interest rate as previously agreed to under the provisions of the CBNY Plan.”

IN WITNESS WHEREOF, NORTH FORK BANCORPORATION, INC. has caused this Amendment to be executed by its duly authorized officer effective as of the date above referenced.

NORTH FORK BANCORPORATION, INC.

By:	/s/ Daniel Healy
Daniel Healy Executive Vice President and Chief Financial Officer

Amendment Number Two to the

North Fork Bancorporation, Inc.

401(k) Retirement Savings Plan

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan (as amended and restated, generally effective as of January 1, 2002) (the “Plan”) is hereby amended in the following respects:

The following amendment is effective as of October 1, 2003:

1.	A new Section 17.10 is added to the Plan to read in its entirety as follows:

“17.10 Transfer of Assets and Liabilities of the Omni Commercial, LLC 401(k) Profit-Sharing Plan

Effective October 1, 2003, the assets and liabilities of the Omni Commercial, LLC 401(k) Profit-Sharing Plan (the “Omni Plan”) shall be transferred into the Plan. The following shall apply to transferred Participant Accounts:

(a) All transferred funds shall be accounted for separately and all benefits protected under Section 411(d)(6) of the Code shall be preserved.

(b) All transferred funds shall be available for in-service distributions for:

(i)	withdrawal upon the Participant’s attainment of age 59 1/2,

(ii)	loans under the provisions of the Plan,

(iii)	hardship withdrawals under the provisions of the Plan, and

(iv)	any other circumstances under which in-service withdrawal was available under the terms of the Omni Plan, but only with respect to the particular funds to which those in-service withdrawal rights applied.”

IN WITNESS WHEREOF, NORTH FORK BANCORPORATION, INC. has caused this Amendment to be executed by its duly authorized officer effective as of the date above referenced.

NORTH FORK BANCORPORATION, INC.

By:	/s/ Daniel Healy
Daniel Healy Executive Vice President and Chief Financial Officer

Amendment Number Three to the

North Fork Bancorporation, Inc.

401(k) Retirement Savings Plan

The North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan as Amended and Restated Generally Effective as of January 1, 2002 (“Plan”) is hereby amended in the following respects:

The following Amendments are effective as of May 15, 2004 (or if later, the date that North Fork Bancorporation, Inc. acquires The Trust Company of New Jersey):

1.	A new Section 2.21 is added to the Plan to read in its entirety as follows:

“2.21 Former Employees of The Trust Company of New Jersey

Former employees of The Trust Company of New Jersey who became employees of the Employer on account of the Bank’s acquisition of The Trust Company of New Jersey on May 15, 2004 (or such later date of closing of such acquisition (the “Closing Date”)), and who, as of the day prior to the Closing Date were non-union employees, shall be eligible to participate in the Plan at the beginning of the next payroll period following the date they become employees of the Employer, or as soon as administratively practicable following their employment by the Employer. All former employees of The Trust Company of New Jersey who became employees of the Employer on account of the Bank’s acquisition of The Trust Company of New Jersey on May 15, 2004 (or the Closing Date, if later), and who, as of the day prior to the Closing Date were union employees, shall be eligible to participate in the Plan pursuant to the eligibility requirements of Section 2.1 above; provided however, that the service they rendered as employees of Trust Company of New Jersey in the 12 months preceding May 15, 2004 (or the Closing Date, if later) will be considered for purposes of satisfaction of the eligibility requirements of Section 2.1.

IN WITNESS WHEREOF, NORTH FORK BANCORPORATION, INC. has caused this Amendment to be executed by its duly authorized officer effective as of the dates above referenced.

NORTH FORK BANCORPORATION, INC.

By:	/s/ Daniel Healy
Daniel Healy Executive Vice President and Chief Financial Officer